NI 43-101 Technical Report

On The

Duncan Kerr Property

Larder Lake Mining Division, Northeastern Ontario

for

Trio Resources, Inc.

Prepared by:

Joerg Kleinboeck, P.Geo.

JMK Exploration Consulting

March 22nd, 2013

JMK Exploration Consulting

TABLE OF CONTENTS

1. EXECUTIVE SUMMARY	4
2. INTRODUCTION AND TERMS OF REFERENCE	6

2.1 Introduction	6
2.2 Terms of Reference	6
2.3 Sources of Information	6
2.4 Details of Personal Inspection of the Property	7
2.5 Units and Currency	7

3. RELIANCE ON OTHER EXPERTS	9
4. PROPERTY DESCRIPTION AND LOCATION	10

4.1 Location	10
4.2 Mineral Dispositions	10
4.3 Environmental Liabilities and Permitting	11

5. ACCESS, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY	12

5.1 Accessibility	12
5.2 Climate	12
5.3 Local Resources and Infrastructure	13
5.4 Physiography	14

6. HISTORY	14

6.1 Historical Mineral Exploration	14

7. GEOLOGICAL SETTING AND MINERALIZATION	15

7.1 Regional Geology	15
7.2 Property Geology	16
7.3 Mineralization	17

8. DEPOSIT TYPES	17
9. EXPLORATION	18
10. DRILLING	19

10.1 Historical Drilling	19
10.2 Drilling	19

11. SAMPLE PREPARATION, ANALYSES, AND SECURITY	19
12. DATA VERIFICATION	19

12.1 Historical Data Verification	19
12.2 Recent Data Verification	20

13. MINERAL PROCESSING AND METALLURGICAL TESTING	21
14. MINERAL RESOURCE ESTIMATES	21
23. ADJACENT PROPERTIES	21
24. OTHER RELEVANT DATA AND INFORMATION	21
25. INTERPRETATION AND CONCLUSIONS	22

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26. RECOMMENDATIONS	22
27. DATE AND SIGNATURE PAGE	25
28. REFERENCES	26

LIST OF FIGURES

Figure 1: Location of the Duncan Kerr Property, Cobalt, Ontario	11

Figure 2: Land Tenure of the Duncan Kerr Property	13

Figure 3: Regional Geology	16

Figure 4: Property Geology	18

Figure 5: Diamond drill holes locations	20

LIST OF TABLES

Table 1: Abbreviations	8

Table 2: Claim Details	10

Table 3: Phase 1 Surface Exploration Budget	23

Table 4: Phase 1 Diamond Drilling Budget	24

Table 5: Phase 2 Diamond Drilling Budget	24

LIST OF PHOTOS

Photo 1: Lawson Head Frame, Duncan Kerr Property	9

APPENDICES

Appendix I: Purchase Agreement

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Appendix II: Agnico-Eagle Mines Ltd. Closure Plan

1. EXECUTIVE SUMMARY

At the request of Trio Resources, Inc. (“Trio”), the author has completed a geological review of the Duncan Kerr Property (the “Property”) and prepared this technical report (the “Technical Report”) in compliance with NI 43-101, Companion Policy NI43-101CP, and Form 43-101F1. This Technical Report has been prepared voluntarily and not pursuant to an obligation to prepare and file a technical report under NI 43-101.

The author has prepared this report to provide a summary of scientific and technical data on the Property, including historical exploration activities, and he has made recommendations concerning future exploration and development of the Property. This Technical Report is based on exploration and Property information supplied to the author by Trio, as well as by the review of geological and exploration information available in the public domain. The author visited the property on December 29th, 2012, and again on February 26th and 27th, 2013.

The Property is situated approximately 3 km southeast of the town of Cobalt, Ontario in Coleman Township, Larder Lake Mining Division. The Property consists of 2 contiguous patented mining claims known as Parcels 1831 NND, and 3694 NND, totalling 32.374 ha in area. The Property encompasses the part of the historical mine workings of the Kerr Lake Mine that are located on Parcel 1831 NND, as well as the historical mine workings of the Lawson Mine that are located on Parcel 3694 NND. An estimated total of 32,715,590 oz of Ag have been produced from the Kerr Lake and Lawson Mines (Cunningham, 1963). A well maintained municipal road and power line service the Property. The Property is bounded by UTM NAD83 Z17T coordinates 600890E to 601694E, and 5247329N to 5247904N.

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The Property is located within the Cobalt embayment in the Southern Province of the Canadian Shield. The oldest rocks on the Property are Archean mafic volcanics that have been intruded by several lamprophyre dykes. These rocks have been unconformably overlain by Proterozoic age Huronian sediments. A large south-southeast dipping Nipissing diabase sill intrudes the Archean mafic volcanics and Huronian sediments. This sill is part of a domed Nipissing diabase sheet that is also exposed to the north of the Property. Most of the silver deposits in the Cobalt mining camp are located proximal to the Huronian-Archean unconformity and are spatially associated with the Nipissing diabase sills.

Exploration potential exists south of the Kerr Lake Mine where the Huronian/Archean unconformity may exist beyond the mine workings. A review of a north-south orientated long section from an unknown source in the Ministry of Northern Development and Mines (“MNDM”) government assessment files shows a profile through the Kerr Lake Mine. The interpretation of that section shows the diabase contact becoming very steeply dipping at approximately 70 degrees south. This may have been inferred or implied from geological observations seen on the 2nd level of the Kerr Lake Mine, but in contrast the diabase contact to the west on the Conisil and Lawson Mines has a generally shallow dipping contact at approximately 20 to 30 degrees south-southeast with local areas where the contact dips steeply over a short strike length. Assuming this is the case south of the Kerr Lake Mine, potential may exist for a southern, relatively shallow dipping, extension of the Huronian-Archean unconformity or at the Archean-diabase contact. Silver was mined at the Conisil, Lawson, and Kerr Lake Mines within the diabase near the Archean contact. For example, the Number 3 vein at the Kerr Lake Mine produced over 3 Moz of Ag, and it was hosted in diabase and Archean rocks (Cunningham, 1963).

It is recommended that a GIS (Geographic Information System) compilation be completed prior to commencement of any work programs. Prospecting and geological mapping is also recommended to map in the geological contacts and structures on the Property which will assist in the preparation of future work programs on the Property. A diamond drill program is also recommended, with the first phase totaling 2,000 m, and the second phase, contingent upon favorable results in the first phase of diamond drilling, totaling 3,000 m. The aggregate expenditure of the work programs proposed for 2013 is estimated to be $831,050.

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2. INTRODUCTION AND TERMS OF REFERENCE

2.1 Introduction

At the request of Trio, the author has prepared this Technical Report to provide a summary of scientific and technical data on the Property. This Technical Report provides a summary and results from exploration work on the Property carried out by previous operators, Trio, and publicly available information.

2.2 Terms of Reference

The author was retained by Trio to carry out an independent technical review of the Property. The review commenced December 29th, 2012, and continued to March 22nd, 2013.

The author’s assignment consisted of:

1) Reviewing and summarizing historical exploration data generated on the Property prior to Trio’s acquisition of the Property;

2) Undertaking a site visit to confirm historical and current data;

3) Preparing a technical report on the Property; and

4) Making recommendations for future exploration activities on the Property.

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2.3 Sources of Information

The historical exploration information was mostly gathered from the Ontario government databases and from documents provided by Trio. Information in regards to the Property and work completed by Trio was provided by Duncan Reid, Trio’s Chief Executive Officer.

For geographical reference purposes, all UTM locations used in this Technical Report are using NAD83 Zone 17N projection. Tenure information presented in this Technical Report was valid on the MNDM website on March 20th, 2013 (http://www.mci.mndm.gov.on.ca/claims/clm_mdvcl.cfm). Other online database sites providing basic geographic information used for this Technical Report, such as topographic contours, digital elevation models, drainage systems and roads, include: http://geogratis.cgdi.gc.ca/ and http://www.geobase.ca/.

2.4 Details of Personal Inspection of the Property

The author initially visited the Property on December 29th, 2012. The site visit included reviewing the former locations of the Kerr Lake and Lawson Mines, along with recent trenching, drill site locations, and the tailings pond. The author also completed another visit on February 26th and 27th, 2013 which included spending two full days re-logging drill core from diamond drill holes DK12-02, DK12-04, DK12-07, and DK12-08.

2.5 Units and Currency

This Technical Report uses both the Imperial and Metric Systems (System International or “SI”) as systems of measure and length. Conversions from the Metric System to the Imperial System are provided below and quoted where practical. Many of the geologic publications and more recent work assessment files now use the SI system but older work assessment files almost exclusively refer to the Imperial System. Metal and mineral acronyms in this Technical Report conform to mineral industry accepted usage.

Conversion factors utilized in this Technical Report include: 1 inch = 2.54 centimetres (cm); 1 pound (lb.) = 0.454 kilograms (kg); 1 foot (ft) = 0.3048 metres (m); 1 mile (mi) = 1.609 kilometres (km); 1 acre (ac) = 0.405 hectares (ha); and, 1 sq mile = 2.59 square kilometres.

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Table 1 lists the common abbreviations that are used in this Technical Report. Dollars are expressed in Canadian currency ($) unless otherwise noted. Unless otherwise mentioned, all coordinates in this Technical Report are provided as UTM datum NAD83, Zone 17N.

Table 1: Abbreviations

Abbreviation	Unit or Term
Ag	silver
ASL	above sea level
As	arsenic
Au	gold
Ga	billion years
C	celsius
cm	centimetre
Co	cobalt
CRM	certified reference material
Cu	copper
ft2	square foot
ft3	cubic feet
°	degree (degrees)
ddh	diamond drill hole
ft	foot (feet)
g	gram
GIS	Geographic Information System
g/t	gram per tonne
ha	hectare
km	kilometre
km2	square kilometres
M	metre
mm	millimetre
Moz	million troy ounces

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Ma	million years
MNDM	Ministry of Northern Development and Mines
Ni	nickel
NI 43-101	Canadian National Instrument 43-101
oz	ounce(s), Troy ounce(s)
%	percent
PGE’s	platinum-group elements
ppb	parts per billion
ppm	parts per million
QA/QC	Quality Assurance/Quality Control
SG	specific gravity
ton	short ton (2,000 pounds)
T	metric tonne (2,000 kg) (2,204.6 pounds)
Zn	zinc

Photo 1: Lawson Head Frame, Duncan Kerr Property.

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3. RELIANCE ON OTHER EXPERTS

The information, conclusions and recommendations contained herein are based on a review of digital and hard copy data and information supplied to the author by Trio, various geological reports, and reports that were available in the public domain, as well as a review of assessment files located at the Resident Geologist’s Office in Kirkland Lake, Ontario.

Some relevant information on the Property presented in this Technical Report is based on data derived from reports written by geologists and/or engineers who may or may not be “qualified persons” (as defined in NI 43-101). The author has made every attempt to accurately convey the content of those reports, but cannot guarantee either the accuracy, validity, or completeness of the data contained within those files. However, it is believed that these reports were written with the objective of presenting the results of the work performed, without any promotional or misleading intent.

4. PROPERTY DESCRIPTION AND LOCATION

4.1 Location

The Property is situated approximately 3 km southeast of the town of Cobalt, Ontario in Coleman Township, Larder Lake Mining Division (Figure 1). A well maintained municipal road and power line service the Property. The Property is bounded by UTM NAD83 Z17T coordinates 600890E to 601694E, and 5247329N to 5247904N, and is covered by National Topographic System (NTS) map sheet 31M/5.

4.2 Mineral Dispositions

In 2012, Trio acquired 100% ownership in two patented mining claims in Coleman Township, 1831NND and 3694NND (Figure 2). The claims are located on property parcel PT E 1/2 of N 1/2, Lot 3, Con 4, and SW 1/4 of N 1/2, Lot 3, Con 4 respectively (Table 2).

The purchase by Trio included a cash payment of $100,000, and issuing a vendor note representing $500,000 which shall be automatically converted into common shares of Trio upon the completion of a transaction resulting in the listing of the Company on the NASDAQ stock exchange. Details of the purchase agreement can be found in Appendix 1.

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The author has not sought a formal legal opinion with regard to the ownership status of the claims comprising the Property and has in all aspects of tenure relied on materials made available on the MNDM’s website (http://www.mci.mndm.gov.on.ca/claims/clm_mdvcl.cfm) and by Trio. JMK Exploration Consulting expresses no opinion as to the ownership status of the Property. Both surface and mineral rights are attached to the patents that comprise the Property. The patents are held “Fee Simple”, which requires the annual payment of $129.50 Mining Land Tax. Trio has advised that all taxes are current.

Table 2: Claim Details

Township/Area	Parcel Number	Claim Type	Claim Size (ha)	Annual Mining Land Taxes
Coleman	1831NND	Patented	16.187	$64.75
Coleman	3694NND	Patented	16.187	$64.75

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Figure 1: Location of the Duncan Kerr Property, Cobalt, Ontario

4.3 Environmental Liabilities and Permitting

The Property hosts parts of the past producing Kerr Lake Mine which operated intermittently from 1905 through to 1964, and the Lawson Mine which operated intermittently from 1909 through to the 1960’s.

Trio is responsible for all environmental and mine hazards located on the Property. The majority of the mine hazards have been addressed, but according to inspection reports, several hazards may still exist on the Property. As well, Trio is responsible for the ongoing maintenance of the remediation efforts such as maintaining fencing, signage, etc. It is recommended that the hazards and environmental liabilities on the property be documented by Trio and inspected on a semi-annual basis. Appendix 2 provides the closure plan that was submitted by Agnico Eagle Mines Ltd. in 1994, and the most recent site inspection by the MNDM in 2010.

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All work performed to date by Trio on the Property has not required any special permit or licences. Currently, no permits are required to perform any exploration activity in the Province of Ontario. However, due to new rules under Ontario’s Mining Act passed in 2009, exploration plans and permits will have to be submitted and approved by MDNM after April 1, 2013 for completing work on unpatented claims. Surface rights owners must be notified when applying for permits, and aboriginal communities, potentially affected by the exploration permit activities, have to be consulted and have an opportunity to provide comments and feedback before a decision is made by MNDM on the permit. As the claims that comprise the Property are patented, where Trio owns the surface and mineral rights, no permits are necessary under the Mining Act of Ontario.

5. ACCESS, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY

5.1 Accessibility

The Property is located approximately 3 km southeast of the town of Cobalt, Ontario in Coleman Township. A well maintained year-round municipal road and power line service the Property. The Property is bounded by UTM NAD83 Z17T coordinates 600890E to 601694E, and 5247329N to 5247904N.

5.2 Climate

The Property is under the influence of a moist boreal climate. The mean January temperature is -16.4oC; the mean July temperature is 18.1oC. The annual precipitation is approximately 785.1 mm (http://climate.weatheroffice.gc.ca). The beginning of permanent snow cover varies from year to year, sometimes starting in November and lasting until late April.

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Figure 2: Land Tenure of the Duncan Kerr Property

5.3 Local Resources and Infrastructure

Local resources on the Property consist of an abundance of fresh water, and mixed deciduous and coniferous trees.

Several buildings are present on the Property, including a 4,000 ft2 partially heated warehouse. The Property is serviced by hydro. Highway 11 is located approximately 10 km to the west of the Property. Most supplies and services can be found in Temiskaming Shores, Ontario, a city with a population of approximately 10,400.

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5.4 Physiography

The physiography is typical of the Precambrian Shield area in northeastern Ontario with general rolling and steep ledges and cliffs with occasional swamps, lakes, and streams. Typical vegetation on the Property consists of a boreal forest with a mixture of coniferous and deciduous trees, including poplars, birch, maple, pine, spruce, alders, and willows. The elevation of the Property is approximately 310 m above sea level and the maximum topographical relief is generally less than 25 m.

6. HISTORY

6.1 Historical Mineral Exploration

Historical exploration in the area of the Property dates back to 1903 with the discovery of silver in Cobalt, Ontario. Silver production of the Cobalt Camp is reported to be 464,853,101 oz (Pressacco, Webster, and Zalnieriunas, 2008).

The Kerr Lake deposit was discovered in 1904, and production commenced in 1905 whereby the Kerr Lake Mine was operated intermittently until it finally closed in 1964. The original Kerr Lake property was comprised of three claims historically referred to as Parcel 1764 NND (under Kerr Lake), 1831 NND, and 4821 NND (referred to as the Kerr Lake fraction). From 1905 through to 1956, 28,502,037 oz of Ag was produced from the three claims (Cunningham, 1963). A total of 8 shafts and were sunk on the Kerr Lake claims, along with one adit that was driven south from the shoreline of Kerr Lake. The main shaft, known as the Number 3 shaft, was sunk to a depth of 550 ft with 9 levels being developed. The underground workings were connected to the Hargrave, Conisil, and Lawson Mines located to the southeast, south, and west respectively.

The Lawson deposit was discovered in 1905 and production commenced at the Lawson Mine in 1909. A total of 4 shafts were sunk on the Lawson claim (Parcel 3694 NND). The deepest shaft, the No 8, was sunk to a depth of approximately 410 ft. All underground workings were connected and 6 levels were developed. When the mine initially closed in 1919, a total of 4,213,553 oz of Ag had been produced (Cunningham, 1963). From 1922 through to 1944, the Lawson Mine was operated pursuant to several leases. The mine was later re-opened in 1953 and was operated through to 1960 by Silver Miller Mines Ltd. No records of silver production were recorded during this period as the ore was mixed with other Silver Miller ores from the surrounding mines (Cunningham, 1963).

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In 1977, St. Joseph Exploration Ltd. constructed the Canadaka Mill on the Lawson claim (parcel 3694NND). It was designed to process up to 500 tons per day, but was estimated to have only processed 350 tons per day. The mill was designed as an ore concentrator by combining gravity and flotation methods to process ore from the company’s area mines. The mill was closed in 1980 when the company’s mines ceased production.

In 1983, the mill was bought by Sulpetro Minerals Ltd. and was modified to process tailings being mined at the Chambers-Ferland tailings containment area. Milling rates averaged 450 to 500 tons per day. The tailings were deposited to the south of the Main Shaft in a series of three ponds that were formed by damming a small creek flowing from Kerr Lake to Giroux Lake. At the time, the tailings capacity had not been reached and an estimated 500,000 tons of tailings could be added (Anderson, 1993). The mill was later sold prior to Trio’s acquisition of the Property.

As at the date of this Technical Report, limited historical information was available. No records of past exploration work were located. It is recommended that on-going efforts be made to locate historical reports that pertain to the Property.

7. GEOLOGICAL SETTING AND MINERALIZATION

7.1 Regional Geology

The Property is located within the Cobalt Embayment in the Southern Province of the Canadian Shield. Huronian Supergroup sedimentary rocks unconformably overly Archean basement rocks, and are commonly found filling paleo-valleys or troughs in the Archean basement. The Archean rocks are summarized as a steeply dipping sequence of mafic to felsic volcanics, intercalated with cherty and sulphidic interflow sediments, along with intrusions of mafic to ultramafic dykes and sills. Both the Huronian sediments and Archean rocks have been intruded by Proterozoic-aged Nipissing diabase occurring as both sills and dykes (Figure 3).

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Figure 3: Regional Geology of the Cobalt Area, Ontario (after OGS MRD 282).

7.2 Property Geology

The oldest rocks on the Property are Keewatin-age volcanic rocks that have been overlain by Huronian sediments of Proterozoic age. A large south-southeast dipping Nipissing diabase sill intrudes the Archean mafic volcanics and Huronian sediments. This sill is part of a domed Nipissing diabase sheet that is also exposed to the north of the Property. The current level of erosion has exposed the underlying Cobalt Series sediments and Keewatin volcanic rocks (Figure 4).

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Exploration potential exists south of the Kerr Lake Mine where the Huronian/Archean unconformity may exist beyond the mine workings. A review of a north-south orientated long section from an unknown source in the MNDM government assessment files shows a profile through the Kerr Lake Mine. The interpretation of that section has the diabase contact becoming very steeply dipping at approximately 70 degrees south. This may have been inferred or implied from geological observations seen on the 2nd level of the Kerr Lake Mine, but in contrast the diabase contact to the west on the Conisil and Lawson Mines has a generally shallow dipping contact at approximately 20 to 30 degrees south-southeast with local areas where the contact dips steeply over a short strike length. Assuming this is the case south of the Kerr Lake Mine, potential may exist for a southern, relatively shallow-dipping, extension of the Huronian-Archean unconformity or at the Archean-diabase contact. Silver was mined at the Conisil, Lawson, and Kerr Lake Mines within the diabase near the Archean contact.

7.3 Mineralization

Silver mineralization on the Property has been exploited by several mining operations from 1905 through to the 1960’s. An estimated 32,715,590 oz of Ag have been produced from the Kerr Lake and Lawson Mines (Cunningham, 1963). The Property encompasses the historical mine workings of the Kerr Lake Mine that lie on Parcel 1831 NND, as well as the historical mine workings of the Lawson Mine on Parcel 3694 NND.

8. DEPOSIT TYPES

Most of the silver deposits in the Cobalt Camp are located proximal to the Huronian-Archean unconformity and are spatially associated with the Nipissing diabase sills. The majority of the historical silver production from the Cobalt Camp has been within 200 m of the contacts of the diabase.

The veins hosting the mineralization in the Cobalt Camp are referred to as five-element veins, containing Ni, Co, As, Ag, and Bi. The veins are characteristically open-space filling, and the replacement of wall rock is not extensive. Most veins are directly or indirectly associated with vertical to sub-vertical fault systems. Veins are commonly completely filled with hydrothermally deposited minerals and pinch and swell from cm to m scale thicknesses.

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Mineralization is typically discontinuous along the structure with high-grade ore pockets commonly occurring in the vicinity of vein intersections, or at the intersections of veins with late, shallow-dipping shear zones, and at lithological contacts. Ore minerals occur in a wide variety of forms including massive pods, bands, dendrites, plates, leaves, and zoned rosettes.

Figure 4: Property Geology with historical veins projected to surface (after OGS MRD 282).

9. EXPLORATION

Trio has not completed any exploration activities on the Property.

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10. DRILLING

10.1 Historical Drilling

No records of any surface diamond drilling were located from the OGS digital database and through searching through assessment files at the Kirkland Lake Resident Geologist Office. Several underground drill holes were shown on level plan maps.

10.2 Drilling

In 2012, Trio completed 8 short AQ diameter (2.7 cm) diamond drill holes, with the longest drill hole, DK12-07, drilled to a depth of 165.1 ft (Figure 5)). The author re-logged four drill holes, DK12-02, DK12-04, DK12-07, and DK12-08 as part of the current review. No core samples had been submitted for analysis as at the date of this Technical Report. All four holes that were logged intersected Cobalt series sediments. In diamond drill hole DK12-07, local sections of significant mineralization consisting of cobaltite +/- silver veinlets up to several mm’s in width were intersected. Drill hole DK12-07 was drilled at a vertical inclination, and would have been orientated sub-parallel to the known orientation of the veins on the Property. This is supported by several mineralized fractures that are orientated 0° to the core axis.

The diamond drilling program was not conducted to industry standards as outlined by CIM Best Practice guidelines. The author attempted to validate the drill results, and it is the opinion of the author that the results should not be considered reliable.

11. SAMPLE PREPARATION, ANALYSES, AND SECURITY

Trio has not carried out any sampling programs on the Property.

12. DATA VERIFICATION

12.1 Historical Data Verification

Historical data verification included a site visit to the former locations of the Kerr Lake and Lawson Mines, as well as the tailings facility. The author also reviewed historical maps and reports located at the Kirkland Lake Resident Geologist Office. The author believes this information is generally of sufficient accuracy to form the basis of an exploration program on the Property.

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Legend
Property Boundary
2012 Drill Holes
Shaft
Roads
Claims
Tailings
Kerr Lake
#1 Shaft
#8 Shaft
#9 Shaft
#4 Shaft
#7 Shaft
DK12-08
DK12-07
DK12-2,3,4
Little #3 Shaft
DK12-5,6
1831 NND
Silver Leaf Shaft
#13 Shaft
Main Shaft
#11 Shaft
#8 Shaft
3694 NND
#3 Shaft
Giroux Lake
0
100
200
Meters
600800
601000
601200
601400
601600
5247600
5247400
5247200
JMK

Figure 5: 2012 Diamond drill hole locations.

12.2 Recent Data Verification

The diamond drilling program completed in 2012 by Trio was reviewed by the author. The author logged four drill holes, DK12-02, DK12-04, DK12-07, and DK12-08 as part of the review. No core samples had been submitted for analysis as at the date of this Technical Report. As previously noted, the diamond drilling program was not conducted to industry standards as outlined by CIM Best Practice guidelines. The author attempted to validate the drill results, and it is the opinion of the author that the results should not be considered reliable.

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13. MINERAL PROCESSING AND METALLURGICAL TESTING

The Property is at the exploration stage and no metallurgical testing has been carried out.

14. MINERAL RESOURCE ESTIMATES

There has not been sufficient work on the Property to undertake a mineral resource estimate.

23. ADJACENT PROPERTIES

The Property hosts parts of the past producing Kerr Lake Mine, and the Lawson Mine, which represent two of the numerous past producing mines that have operated over the past century in the Cobalt Camp. The majority of the mines in the Cobalt Camp contained mineralization similar to that in the Kerr Lake and Lawson Mines.

24. OTHER RELEVANT DATA AND INFORMATION

There is no other relevant data or information.

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25. INTERPRETATION AND CONCLUSIONS

Exploration potential exists south of the Kerr Lake Mine where the Huronian/Archean unconformity may exist beyond the mine workings. A review of a north-south orientated long section from an unknown source in the MNDM government assessment files shows a profile through the Kerr Lake Mine. The interpretation of that section has the diabase contact becoming very steeply dipping at approximately 70 degrees south. This may have been inferred or implied from geological observations seen on the 2nd level of the Kerr Lake Mine, but in contrast the diabase contact to the west on the Conisil and Lawson Mines has a generally shallow dipping contact at approximately 20 to 30 degrees south-southeast with local areas where the contact dips steeply over a short strike length. Assuming this is the case south of the Kerr Lake Mine, potential may exist for a southern, relatively shallow-dipping, extension of the Huronian-Archean unconformity or at the Archean-diabase contact. Silver was mined at the Conisil, Lawson, and Kerr Lake Mines within the diabase near the Archean contact. For example, the Number 3 vein at the Kerr Lake Mine produced over 3 Moz of Ag and it was hosted in diabase and Archean rocks (Cunningham, 1963).

26. RECOMMENDATIONS

Subsequent to the research conducted for this Technical Report, and taking into consideration information provided by Trio, the author recommends a two phase exploration program:

Phase 1:

1) If possible, the diamond drill core that was recovered from the 2012 drill program completed by Trio should be completely logged and sampled. For future drilling programs, it is recommended to drill larger diameter cores, such as NQ diameter (47.6 mm). As well, the drill core should be placed into properly labeled boxes and the drill site should be marked and surveyed at the time of the completion of the drill hole. Proper core storage and security is also recommended to ensure that no loss of information pertaining to the drill core or drill holes occurs. The drilling and exploration programs should follow CIM Best Practice guidelines.

2) Creation of a GIS database, including all geological, geophysical and historical information should be completed. This would entail digitization of historical plans and sections, along with the supporting assay data. This will help to assist in the preparation of future work programs along with targeting the most prospective areas on the Property.

Trio Resources, Inc. – Duncan Kerr Property

NI 43-101 Technical Report – March 22nd, 2013

JMK Exploration Consulting

3) A surface work program is recommended prior to the commencement of any diamond drilling. This should include geological mapping, line cutting, and possible induced polarization and magnetometer surveying to assist in identifying diamond drill targets.

4) A 2,000 m diamond drill program is recommended for the Property to locate new bedrock resources at the Archean-Huronian unconformity.

Phase 2:

1) Based on favourable results from Phase 1, a 3,000 m follow-up diamond drill program is recommended for the Property.

Tables 3, 4, and 5 summarize the budget and recommendations of a two phase exploration program for the Property.

Table 3: Phase 1 Surface Exploration Budget

Personnel costs (GIS compilation)	Unit	Unit cost	Sub-Total
Project Manager	15 days	$700/day	$10,500
Exploration Geologist	15 days	$425/day	$6,375

Personnel costs (geological mapping, prospecting)
Project Manager	20 days	$700/day	$14,000
Exploration Geologist	20 days	$425/day	$8,500

Fixed contract costs	Unit	Unit cost	Sub-Total

Line cutting	10 km	$600/km	$6,000
IP Survey	6 days	$3,000/day	$18,000
Magnetometer Survey	10 km	$200/km	$2,000

Other costs	Unit	Unit cost	Sub-Total
Meals and accommodation	40	$100/day	$4,000
Assays	100	$40	$4,000
Supplies	1	$5,000	$5,000
		Total:	$78,375

Trio Resources, Inc. – Duncan Kerr Property

NI 43-101 Technical Report – March 22nd, 2013

JMK Exploration Consulting

Table 4: Phase 1 Diamond Drilling Budget (2,000 m)

Personnel costs (diamond drilling)	Unit	Unit cost	Sub-Total
Project Manager	30 days	$700/day	$21,000
Exploration Geologist	30 days	$425/day	$12,750
Technician	30 days	$300/day	$9,000

Fixed contract costs	Unit	Unit cost	Sub-Total
Diamond Drilling (all inclusive)	2000 m	$100/m	$200,000

Other costs	Unit	Unit cost	Sub-Total
Supplies	1	$10,000	$10,000
Diamond Saw Rental	1	$650	$650
Meals and accommodation	60	$100	$6,000
Rock Analysis	500 samples	$40/Sample	$20,000
		Total:	$279,400

Table 5: Phase 2 Diamond Drilling Budget (3,000 m)

Personnel costs (diamond drilling)	Unit	Unit cost	Sub-Total
Project Manager	45 days	$700/day	$21,000
Exploration Geologist	45 days	$425/day	$12,750
Technician	45 days	$300/day	$9,000

Fixed contract costs	Unit	Unit cost	Sub-Total
Diamond Drilling (all inclusive)	3000 m	$100/m	$300,000

Other costs	Unit	Unit cost	Sub-Total
Supplies	1	$15,000	$15,000
Diamond Saw Rental	1.5	$650	$975
Meals and accommodation	90	$100	$9,000
Rock Analysis	750 samples	$40/Sample	$30,000
		Total:	$397,725

Sub-Total:	$755,500
Contingency (10%):	$75,550
Total:	$831,050

Trio Resources, Inc. – Duncan Kerr Property

NI 43-101 Technical Report – March 22nd, 2013

JMK Exploration Consulting

27. DATE AND SIGNATURE PAGE

This report titled “NI 43-101 Technical Report on the Duncan Kerr Property, Larder Lake Mining Division, Northeastern Ontario” for Trio Resources, Inc. dated March 22nd, 2013, was prepared and signed by the following author:

Signed by:

Joerg M. Kleinboeck, P.Geo.

Trio Resources, Inc. – Duncan Kerr Property

NI 43-101 Technical Report – March 22nd, 2013

JMK Exploration Consulting

28. REFERENCES

Anderson, P. 1993. Cobalt Mining Camp Tailings Inventory, Cobalt, Ontario.

Assessment Files at the Resident Geologist’s Office, Kirkland Lake, Ontario.

Ayer, J.A. and Chartrand, J.E. 2011. Geological compilation of the Abitibi greenstone belt; Ontario Geological Survey, Miscellaneous Release—Data 282.

Cunningham, L.J. 1963. Report on the Kerr Lake, Lawson, University, Cleopatra, Silver Hill, and adjoining claims, for Glen Lake Silver Mines Ltd.

http://mindat.org

http://www.trioresources.com

Kissin, S.A., 1993. Five Element (Ni-Co-As-Ag-Bi) Veins, in Ore Deposit Models Vol II., edited by P.A. Sheahan and M.E. Cherry, Geological Association of Canada.

Knight, C. 1922. Thirty-first Annual Report of the Ontario Department of Mines, Cobalt and South Lorrain Silver Areas, Volume XXXI, Part II.

Ministry of Northern Development and Mines; Geology of Ontario, Assessment File Research Information (AFRI) found at www.geologyontario.mndm.gov.on.ca

Ministry of Northern Development and Mines; Assessment Files at the Resident Geologist’s Office, Kirkland Lake, Ontario.

Nichols, R.M. 1988. Archean Geology and Silver mineralization controls at Cobalt, Ontario. CIM bulletin, Vol 81, No. 910.

Ontario Geological Survey, 2006. 1:250,000 Scale Bedrock Geology of Ontario; Ontario Geological Survey, Miscellaneous Release Data 126 revised.

Percival, J.A., Easton, R.M., 2007: Geology of the Canadian Shield in Ontario: An update; Geological Survey of Canada, Open File 5511, Ontario Geological Survey ,Miscellaneous Release Data 216.

Pressacco, R., Webster, C., and Zalnieriunas, R., 2008. Technical Report on the Peterson Lake Property, Coleman Township, Ontario. Prepared for Castle Resources Inc.

Trio Resources, Inc. – Duncan Kerr Property
NI 43-101 Technical Report – March 22nd, 2013

JMK Exploration Consulting

CERTIFICATE OF AUTHOR

I, Joerg M. Kleinboeck, of 147 Lakeside Dr., North Bay, Ontario do hereby certify that:

1.	I am a Consulting Geologist offering geological exploration services to the mineral exploration industry.

2.	I hold the following academic qualifications: B.Sc. Geology (2000) Laurentian University.

3.	I am a member of the Association of Professional Geoscientists of Ontario (Member #1411).

4.	I have worked as a geologist for over 13 years on a variety of exploration properties targeting gold, Ni-Cu-PGE, base metals, diamonds, and industrial minerals.

5.	At the effective date of the Technical Report, to the best of my knowledge, information, and belief, the Technical Report, contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

6.	In accordance with section 1.5 of NI 43-101, I am independent of Trio Resources, Inc.

7.	I have read National Instrument 43-101 and the Technical Report has been prepared in compliance with National Instrument 43-101.

8.	I am responsible for all sections of the Technical Report titled “NI 43-101 Technical Report on Duncan Kerr Property, Larder Lake Mining Division, Northeastern Ontario”, dated March 22nd, 2013 and prepared for Trio Resources, Inc.

9.	I am a “qualified person” as defined in National Instrument 43-101.

10.	I last visited the Duncan Kerr Property on February 27th, 2013 for a period of 8 hours. I have had no prior involvement other than described above with respect to the Duncan Kerr Property.

Dated this 22nd Day of March, 2013

Joerg M. Kleinboeck, P.Geo.

Trio Resources, Inc. – Duncan Kerr Property

NI 43-101 Technical Report – March 22nd, 2013

Appendix I: Purchase Agreement

THIS AGREEMENT is made 17th day of May, 2012

BETWEEN:

TrioResources AG, a Ontario corporation, (the “Purchaser”)

- and -

2023682 Ontario Inc. DBA Canamet Resources and Jeffrey D. Reid,

(the “Vendor”)

The Purchaser and the Vendor agree as follows:

1. The Purchaser shall purchase from the Vendor and the Vendor shall sell to the Purchaser, as a going concern, the Vendor’s Assets (the “Assets”) and all the assets and rights used in carrying on the Business other than cash on hand and in the bank or other similar depository (the “Purchased Assets”) including:

(a)	Property Parcel 1. PT E 1/2 of N 1/2 Lot 3 CON 4 as in NP 1503 S/T NL 10177 Coleman District of Temiskaming

(b)	Property Parcel 2. SW ¼ of N ½ Lot 3 Con 4 as in NP1644 S/T NLT 17839 Coleman District of Temiskaming

(c)	Real Property Including the Two buildings, Office/locker room, 40 foot Storage Container, Portable loading ramps

(d)	Inventory of Cobalt/Silver feedstock on the property approximately 4,000 metric tons

(e)	All Equipment including Cat 235B Excavator, 22x13 Jaw Crusher, Vibratory Screeners, 2 Cat Diesel 300 KVA Generators, Gehl Skid Steer 330, Lift Truck, Digital Scale, and High Speed bagging equipment but excluding Mill Equipment.

(f)	Patented Claims 1831 NND and Patented Claim 3694NND.

2	The purchase price payable for the Purchased Assets of $600,000 (the “Purchase Price”) shall be allocated in accordance with Schedule A and shall be paid as follows:

(i)	cash of $100,000.00 CDN (“Cash”); and

(ii)	a Vendor Note representing $500,000 which shall be automatically convertible into common shares of the Company upon the completion of a Go-Public Transaction. The convertible price of the shares shall be the average 5 day BID price of the stock within 30 days of the company going public The Vendor Note shall bear interest at the rate of [3%] per annum starting 12 months after closing. The interest shall be accrued and be added to the principal of the Vendor Note for the purposes of determining the number of shares in on a Go-Public Transaction.

3	The transaction shall be completed on 15th day of June, 2012 (the “Closing Date”) at 12 a.m. at Pickering when the Purchaser shall pay the Cash to the Vendor by negotiable certified cheque or bank draft, subject to the adjustments provided for herein, against delivery of the documents to be delivered by the Vendor to the Purchaser hereunder on the Closing Date.

4	Real property taxes, electricity, water, fuel and shall be appropriately adjusted between the Vendor and the Purchaser as of the Closing Date.

5	The Purchaser shall assume the Vendor’s obligations with respect to liabilities in respect of which an adjustment is made pursuant to section 4. but shall not assume any other liabilities or obligations of the Vendor. The Vendor shall indemnify and hold the Purchaser harmless against all loss, costs or damages which the Purchaser may suffer as a result of the assertion against the Purchaser at any time after the Closing Date by any person, firm or corporation of any failure or alleged failure of the Vendor to perform or satisfy any of its liabilities or obligations other than those assumed by the Purchaser hereunder.

6	On the Closing Date the Vendor shall deliver to the Purchaser:

a.	all conveyances, bills of sale, transfers, assignments, consents and other documents necessary to vest in the Purchaser good and marketable title, free and clear of all liens, charges and encumbrances, to the Purchased Assets;

b.	evidence satisfactory to the Purchaser that the Vendor has complied with the Bulk Sales Act (Ontario) and that all taxes payable by the Vendor under the Retail Sales Tax Act (Ontario) have been paid;

c.	evidence satisfactory to the Purchaser that all necessary corporate action (including shareholder approval) has been duly taken to approve this agreement and the sale of the Purchased Assets hereunder.

7	From time to time after the Closing Date, the Vendor shall deliver to the Purchaser such further documents and take such further action as the Purchaser may reasonably request to convey, transfer and assign the Purchased Assets to the Purchaser.

8	Until the Closing Date the Vendor shall:

a.	conduct the Business in the ordinary course and maintain the goodwill of the Business;

b.	not enter into any contract, commitment or transaction pertaining to the Business except as necessary to conduct the Business in the ordinary course;

c.	not increase wages, salaries or other compensation of any employee of the Business;

d.	not sell, dispose of or encumber any of the Purchased Assets other than inventories used in the ordinary course of the Business;

e.	give to Purchaser’s representatives full access during business hours to all assets, agreements and records relating to the Business and furnish them with such information as they may reasonably request.

9	The Purchased Assets shall remain at the risk of the Vendor up to the Closing Date. If any of the Purchased Assets are lost, damaged or destroyed the Purchaser may, at its option, either terminate this agreement or complete the purchase and have all proceeds of insurance paid to it.

a.	it owns and has good and marketable title, free and clear of all liens, charges and encumbrances (except for liens for current taxes not yet due) to all of the Purchased Assets and has the right to sell them to the Purchaser;

b.	it is a resident of Canada under the Income Tax Act (Canada);

c.	all facts relating to the Business and the Purchased Assets which would be material to an intending purchaser of the Purchased Assets and the Business have been disclosed to the Purchaser; and

d.	the foregoing warranties will be true on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

10	All representations, warranties and agreements contained herein shall survive the closing of the transaction and shall continue for the applicable limitation period.

11	All representations, warranties and agreements of the Vendor herein may, at the Purchaser’s option, be treated as conditions, the breach of any of which will entitle the Purchaser to terminate this agreement.

12	Time is of the essence of this agreement.

13	This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

TrioResources AG

by:	/s/ Angelo Boujos
Angelo Boujos
President

2023682 Ontario Inc.

by:	/s/ Jeffrey Reid
Jeffrey Reid
President

DBA Canamet Resources.

by:	/s/ Jeffrey Reid
Jeffrey Reid
President

Jeffrey Reid.

by:	/s/ Jeffrey Reid
Jeffrey Reid

SCHEDULE A

Purchased Assets

	A	Mining Equpt
TrioResources AG Inc.	B	Moterized Equpt
	C	Generators/Furances
	D	Containers

			PURCHASE		AMORT/
BREAKDOWN OF PURCHASE AND SALE AGREEMENT			PRICE	LIFE	YEAR

Crusher	1	A	$75,000	5	15000	1,250
Generator	2	A	$60,000	5	12000	1,000
Cat Excavator 235B	1	B	$45,000	5	9000	750
Screener & Conveyor	1	A	$40,000	5	8000	667
Bagger	1	A	$25,000	5	5000	417
Digital Scale	1	A	$5,000	5	1000	83
Office/Locker Room	1	D	$10,000	5	2000	167
Storage Container	1	D	$1,000	5	200	17
Furnaces	2	C	$16,000	5	3200	267
Ball Mill	1	A	$55,000	5	11000	917
Lift Truck	1	B	$3,000	5	600	50
Skid Steer	1	B	$30,000	5	6000	500
Compressor	1	B	$800	5	160	13
Gas Generators	1	B	$1,000	5	200	17
Tools	1	E	$10,000	5	2000	167
					75360	6282

EQUIPMENT			$376,800

BUILDING/CLAIMS			$95,200	20	4,760	396.6667

INVENTORY	4000 MT @ $32		$128,000

TOTAL PURCHASE			$600,000

SCHEDULE A - Page i

Appendix II: Agnico-Eagle Mines Ltd. Closure Plan

AGNICO-EAGLE MINES LIMITED

SILVER DIVISION

THE GIROUX-KERR LAKE MINE CLOSURE PLAN

(No. 2 of Seven)

31st July 1994

COPY

RECEIVED
AUG 02 1994

(i)

GIROUX-KERR LAKE MINE CLOSURE PLAN

CONTENTS

		Page No.
1.0	PREFACE	1
2.0	INTRODUCTION	2
3.0	PREDEVELOPMENT ENVIRONMENT	5
	3.1 Land Use 3.2 Climate 3.3 Mineralogy & Geology 3.4 Topography 3.5 Drainage 3.6 Soil 3.7 Plant, Animal Life & Aquatic Life	
4.0	PROJECT DEVELOPMENT	10
	4.1 Mining History 4.2 Mining Activities 4.3 Underground Mining 4.4 Open Pits 4.5 Rock & Overburden Piles 4.6 Tailings & Impoundment Piles 4.7 Water Management 4.8 Chemicals & Waste Products 4.9 Land Fill & Waste Management Sites 4.10 Infrastructure	
5.0	REHABILITATION	23
	5.1 Health & Safety 5.2 Physical Stability 5.3 Chemical Stability 5.4 Land Use	
6.0	REHABILITATION FOR PHYSICAL STABILITY	29
7.0	REHABILITATION FOR CHEMICAL STABILITY	33
8.0	REHABILITATION FOR LAND USE	34
9.0	CLOSEOUT IMPACT ASSESSMENT	34
10.0	REHABILITATION AND CLOSE OUT SCHEDULE	34
11.0	MONITORING AND MANAGEMENT PROGRAM	35
12 & 13	FINANCIAL ASSURANCE	37
14	REFERENCES	39

(ii)

LIST OF FIGURES

No.		Page
Figures 1 - 5	Mine Closure Plans Defined, Vol.1	
Figure #6	Surface features of Giroux-Kerr Lake Mine Area. Scale 1" = 400'	Back Pocket
Figure #7	Underground workings of Giroux-Kerr Lake Mine Area. Scale 1" - 400'	Back Pocket
Figure #8	Land Use Plan - Coleman Township	4
Figure #9	Cobalt Area Base Watershed Map,1:1500	6
Figure #10	Topographic Map of Mine Closure Area, 1:20,000	9
Figure #11	Section showing link up of Underground workings.	13
Figure #12	Plan of Tailings locations in Coleman Township	15
Figure #13	Plan of Canadaka Mill and Tailings	Back Pocket
Figure #14	Plan of Conisil Mine Site Buildings	Back Pocket
Figure #15	Plan of University Mine Site Buildings	30

(iii)

LIST OF PHOTOGRAPHS

		Page No.
Photo 1	Conisil Mine Headframe	25
Photo 2	University Mine Headframe and Glen Lake Tailings with Tailings Pond	25
Photo 3	Lawson Mine Headframe	26
Photo 4	Canadaka-Novamin Tailings and Mill Building	26
Photo 5	Glen Lake Tailings with Agnico-Eagle Mill, left of centre	27

LIST OF TABLES

Table I	Sampling Parameters	36
Table II	List of Openings	30

(iv)

APPENDIX

APPENDIX	A	List of Property Parcels
APPENDIX	B	Earlton Weather Record
APPENDIX	C	Recommended Table of Contents
APPENDIX	D	Certificate of Approval for modification of Glen Lake Tailings Pond Dam Wall and Polishing Pond Spillway , and Engineering Report by E.I.Robinsky Associates Ltd. of Toronto
APPENDIX	E	Letter disclosing permission for P.C.B. storage units at Canadaka Mill.
APPENDIX	F	Aquatic Inventory of Neighbourhood Lakes
APPENDIX	G	Certificate of Approval for Sewage System for Change Room Conisil Mine Site
APPENDIX	H	Results of Surface water samplings from effluent waters of Glen Lake Polishing Pond, Giroux Lake Discharge, Diabase Point and Montreal River for 1992-93.
APPENDIX	I	Beak Engineering Audit -- Supporting Document #7, Glen Lake Tailings
APPENDIX	J	Extracts from Beak Engineering Audit -- Supporting Document #2 -- Canadaka Tailings.

- 1 -

GIROUX-KERR LAKE AREA CLOSURE PLAN

1.0 PREFACE

Agnico-Eagle Mines Limited is a Mining Company registered in the Province of Ontario and whose President and Managing Director is Paul Penna, and Treasurer and Chief Financial Office, Sean Boyd.

The executive and registered office address is,

Agnico-Eagle Mines Limited,
P. O. Box 102,
Suite 2302, 401 Bay Street,
TORONTO, Ontario, M5H 2Y4.

The regional office of the Silver Division is located at:

500 Ferland Avenue,
P.O. Box 140,
COBALT, Ontario, POJ 1CO.

The Giroux-Kerr Lake Mine Closure Plan is the second of seven plans covering all the properties of the Agnico-Eagle Mines Limited, Silver Division in northeastern Ontario. The limits of the Giroux-Kerr Lake Closure Plan Area is portrayed in Figure 2 (Vol. I). The property parcels are listed in Appendix A.

This Mine Closure Report is respectfully submitted by,

John G. Young, Manager,

31st July 1994.

- 2 -

2.0 INTRODUCTION

Agnico-Eagle Mines Limited, Silver Division, owns the Giroux-Kerr Lake Mine Area which comprises 1059.8 acres in Con. 4, Lot 1, 2, 3 and 4 in Coleman Township and 531.6 acres (more or less) in Gillies Limit, near Cobalt, Ontario. (Refer to Property Plan, Figure 6, (back pocket) and Appendix A).

Cobalt lies 160 kilometres almost due north of North Bay, (Figure 1,Vol.1) The Giroux-Kerr Lake Mine Site is situated 2.0 km southeast of Cobalt (Figure 2,Vol.1) which is by-passed by Trans-Canada Highway No.11, while the Ontario Northland Railway runs through it.

Within the Giroux-Kerr Lake Area Property are 45 shafts varying from 50 feet to 600 feet deep. The objective of this Closure Plan is to place on record; from the safety aspect:

(a) which shafts have been concrete capped, back filled or yet have to be attended to,

(b) which areas have to be fenced because subsidence might occur,

(c) which former shaft site areas have to be cleared of all waste material and from health points of view:

(a) a summary of proposals to overcome any detrimental effects that may exist due to the mining activity.

The content of the following report is based upon the Recommended Table of Contents presented to this Company by the Ministry of Development and Rehabilitation Branch, in April 1992. Appendix C.

There are no operating mines in the Giroux-Kerr Lake Mine Closure Plan Area. Closure Plan covers the two inactive mine sites, the Conisil and University. The headframes and satelite accessory facilities are being kept intact pending an increase in the price of silver when activity may be resumed. Silver ore reserves and inferred reserves occur on both properties.

- 3 -

COBALT PROPERTIES
N.E. ONTARIO
SCALE IN METERS
0
1000
2000
AGNICO EAGLE MINE HOLDINGS
LEGEND
AREA NOT HELD BY A-G
CLAIM LINES
TOWNSHIP LINES
ROADS
LAKES
STREAMS
MINE CLOSURE PLAN
AREAS (M.C.P.A.)
IN COLEMAN TWP.
TOWNSITE AREA, E & W Pts.
NIPISSING AREA, E & W Pts.
GIROUX & KERR LAKE AREAS
TEMISKAMING AREA
BUCKE TWP.
COLEMAN TWP.
LOT 7
LOT 6
LOT 5
LOT 4
LOT 3
LOT 2
LOT 1
CON 6
CON 5
N
A-E REFINERY SITE.
M.C.P.A. N°7
M.C.P.A. N°4
SASAGINAGA LAKE
PETERSON LAKE
CROSS LAKE
M.C.P.A. N°3
COLEMAN TWP.
GILLIES LIMIT
PENN MILL SITE
M.C.P.A. N°7
M.C.P.A. N°2
GIROUX
M.C.P.A. N°1
COLEMAN
LORRAIN TWP.
11 B

FIGURE 2

BHT 12/95

- 4 -

The former Canadaka Mill after being stripped of all internal machinery was purchased by Agnico-Eagle Mines, in order to store certain residues from the Agnico refinery. Presently Agnico-Eagle Mines, has engaged a consulting Laboratory to define a process to convert the residues to a marketable form.

A surface water monitoring program has been conducted of the effluent waters of Giroux and Glen Lakes since 1989. Results listed in Appendix H.

- 5 -

3.0 PREDEVELOPMENT ENVIRONMENT

3.1 LAND USE

Prior to the discovery of minerals in Coleman, Bucke, Gillies Limit and South Lorrain Areas the land use was primary timbering, but in Casey and Harris Township, which are situated on the Southern end of the Clay Belt, the area had already been partly cleared and farms were being developed.

Between 1903 and 1990 there was an annual production of silver each year. Today, due to the deflated silver prices no mining is being carried out and every effort is being made to attract tourists to the area. The attractions are based on fishing, hunting, mining history and artifacts as well as the scenic terrain.

According to the Official Plan (Figure 8) the Giroux-Lake Area is designated 'Rural' which is defined in the Official Plan thus:

Rural Areas

A significant portion of the Township of Coleman is undeveloped and in a natural state. In this Plan, these areas will be considered as Rural Areas. It is the intent of Council that future growth in the Rural Areas other than that related to resource development be limited to prevent problems that may result when development occurs in areas that are not adequately supplied with services and other public works and to avoid excessive costs for such work in the future. A moderate demand for severance for recreation and rural residences is projected based on past trends and the design population. It is also the intent to maintain the rate of development and the provision of services in the Rural Area at a similar level to that now prevailing.

In particular care must be taken to avoid development or other interference with areas underlain by high quality aggregate resources so that existing pits and quarries will be identified and protected from incompatible land uses and other activities provided they meet the applicable policies in this plan and will be recognized in the implementing zoning by-law.

Areas designated as Rural are identified on Figure 8.

The primary uses and activities permitted in areas designated as Rural are mining, forestry, conservation, aggregate removal and other resource production activities, and low intensity recreational uses not needing permanent structures, subject to the other policies of this section. (Official Plan for Township of Coleman, March 1989, Page 16).

TOWNSHIP
OF
COLEMAN
OFFICIAL PLAN
LAND USE PLAN
LEGEND
RURAL SETTLEMENT
INDUSTRIAL
HIGHWAY & SERVICE COMMERCIAL
RURAL
COTTAGE DEVELOPMENT
PARKS & OPEN SPACE
SENSITIVE AREAS
HAZARD LANDS
MINING USE ONLY
AGGREGATE POTENTIAL AREAS
INACTIVE MINE WORKINGS CONSTRAINT
miles

After Proctor & Redfern Ltd.
Cons. Eng. & Planners July 29, 1986.

FIGURE 8

- 7 -

3.2 CLIMATE

Climate may be termed moderate; temperatures range from 25°C to -22°C. Annual precipitation is 813 mm of which half falls during May to September. Air is clean and unpolluted, there being no refineries or pulp mills with 150 kilometres (ref. Ontario Climatic conditions -- Earlton Airport, Appendix B)

3.3 MINERALOGY & GEOLOGY

The silver deposits occur in nearly vertical vein structures in the basal volcanic formations and in the unconformably overlying Huronian sediments, as well as in the Nipissing diabase intrusive which occurs as an undulating layer varying between 300 to 350 meters thick, that weaves through the Huronian and volcanics without discretion. (L.Owsiacki & H.Lovell, G.A.C. Field Trip #4, 1984; Page 2).

The gangue minerals of the veins are carbonates with associated quartz. The ore minerals are arsenides, native silver, sulphides and oxides. The arsenides are present in assemblages classified as Ni-As, Ni-Co-As, Co-As, Co-Fe-As, and Fe-As, with the Co-As assemblage being most abundant. The main native metal is silver, and it forms a high-grade silver ore in the parts of the veins containing the Ni-Co-As and Co-As assemblages.

The sulphides are present as disseminated grains, veinlets, and colloform bodies. They occur in the ore veins, wall rock, and in Keewatin interflow rocks. Textural relationship suggest that most of the sulphides were in the rock prior to ore deposition, but that they were re-mobilized and re-deposited in and around the ore veins during the mineralization period. (Petruck, 1971, Page 108).

3.4 TOPOGRAPHY

The area is located on typical Canadian Shield terrain and the surface elevation varies from 178 m above sea level being the water level of Lake Temiskaming, to the highest hill, Diabase Mountain, which rises to 390 m above sea level. Thus topography may be described as hilly but not rough. (Figure 10)

3.5 DRAINAGE

The Giroux-Kerr Lake Mining Area is located on a water shed. The east areas drain to Cross Lake, Farr Creek and into Lake Temiskaming which is situated three miles to the east. The west part drains westward via Giroux Lake and Montreal River, into Lake Temiskaming. (Figure 9 and Supporting Document #8 - Cobalt Area Surface Waters - Pages 2-1 & 2-2).

- 8 -

COBALT AREA BASE WATERSHED MAP

Haileybury
Constance Lake
North Cobalt
LAKE TIMISKAMING
ILE MANN
Sharp Lake
Willgar Lake
Sasaginaga Lake
Farr Creek
Cobalt
Peterson Lake
Crosswise Lake
GEROUX-KERR LAKE MINE PLAN AREA
Kerr Lake
TEMISKAMING SHAFT SITE
Gillies Lake
Kirk Lake
Bass Lake
BRADY L.
COBALT-LODE
New Lake
Chown Lake
Montreal
River
Nicol Lake
Giroux Creek
Goodwin Lake
Schumann Lake
Suddin Lake
Stewart Lake
Hound Chute Lake
Divide Lake
LEGEND
Rivers
Lakes
Towns
Roads
Watershed

FIGURE 9 COBALT AREA BASE WATERSHED MAP (After Beak Cons. Ltd.)

- 9 -

3.6 SOILS

Glacial till overburden occurs in the depressions of the gently rolling and knobby bedrock terrain. The till covered areas occupy about 35%-40% of the mining area around Cobalt. (M.N.R., OGS Map #5024). The Northern Cntario Engineering Geology Terrain Study describes the area as RN(tMG) where:
Mj u D

Bedrock

RN - bedrock knob

Morainal

M.G. - ground moraine

Surface Conditions

M - mixed wet and dry
D - dry

Variety

j - jagged, rugged, cliffed
t - terraced
u - undulating rolling

3.7 PLANT & ANIMAL & AQUATIC LIFE

Typical of the Shield terrain, the bush covering is spruce, jackpine, birch and poplar, with alders prominently in low swamp areas. The fauna is that of the northern boreal forest. Animal life comprises moose and whitetail deer and brown bear pass through the area, while beaver, racoon, skunk, chipmunk and squirrel are the normal habitant.

A comprehensive description of timber and fauna is written up in G.S.C. Report on the Geology and Natural Resources covering the district of Nipissing by A.E. Barlow, M.A., 1907, Pages 32 to 40.

A preliminary survey of types of fish found in the lakes of the area is given in a letter from the District Manager of the Temagami District. (See Apendix F)

- 10 -

4.0 PROJECT DEVELOPMENT

4.1 MINING HISTORY (Summarized from W. Petruck, 1971 et al)

Silver was discovered at Cobalt in 1903 while the Timiskaming and Northern Ontario Railway was being constructed from North Bay to develop the agricultural land in the New Liskeard area. Fred LaRose, a blacksmith employed in the construction of the railway, is credited with the first discovery, but the first application for claims, filed on August 13, 1903, was made by J.H.McKinley and E.F.Darragh, subcontractors who supplied ties for the railroad. They found silver-bearing float at the south end of Cobalt Lake. The first assay results showed bismuth but no silver. McKinley subsequently sent the ore for assay to McGill University, and was informed by Dr. Milton Hersey of Montreal that the ore contained 4,000 ounces of silver per ton. Dr. Willet G. Miller, Ontario's first provincial geologist, visited the area in November 1903 and found that four veins had been located, three very rich in silver. In addition, Tom Hebert had staked the property that later became the Nipissing Mine. Dr. Miller reported the news through an article in the Mining Journal of New York and through an Ontario Bureau of Mines publication. The final discovery in 1903 was made by Neil King who staked the property on which the O'Brien mine was to rise in 1906 and to continue production without a break until 1966.

Exploration began fanning outward from Cobalt and this led to discoveries of silver in Casey and Harris townships in 1906, in South Lorrain township in 1907, and in the Miller Lake, Gowganda Lake, Elk Lake, and Maple Mountain areas in 1908. Further exploration also led to discoveries of other mining camps, including Larder Lake in 1906, Porcupine in 1908, Kirkland Lake in 1911, and Matachewan in 1916.

Silver production reached its peak in 1911, when 31,507,791 ounces of silver were shipped, and continued at a high level until 1922 when 10,711,727 ounces of silver were shipped. With the drop in the price of silver during the 1920's and depletion of silver ore, the mines began closing. By 1929 most mines had ceased operations and the town of Silver Centre, which had served the mines in South Lorrain township, ceased to exist.

Mining activity increased in the early 1950's as a result of world-wide demand for cobalt. This activity, combined with the extensive diamond drilling from underground workings of old mines, led to discoveries of new veins and nests of veins that had not been found by the early workers. By 1963, Cobalt's 60th anniversary, eight mines were operating in the Cobalt and Gowganda areas. Subsequent exploration in South Lorrain township led to the discovery of still another nest of veins at the Trout Lake Property.

79°40' W
47°22' N.
N
Giroux-Kerr Lake M.C.P.A.
Kerr Lake
Le Heup Lake
North Beaver Lake
South Beaver Lake
Beaver Dam
Contact Bay
Diabase Point
Giroux Lake
DYNAMITE ISLAND
Hermann Pond
Brady Lake
COLEMAN TOWNSHIP
GILLIES LIMIT
BLOCK
LOT 1
CON 4
CON 3
SCALE
1000 0 1000 2000 FEET

FIGURE #10, Topographic Map of Mine Closure Plan Area. (MNR 20 17 6000 52400

- 12 -

About 600 million ounces of silver, 45 million pounds of cobalt, 16 million pounds of nickel, and 5 million pounds of copper have been won from these deposits, since 1903.

In later years Agnico-Eagle Mines, operated more than one former independent producer, and for clarity the former producers names are used when referring to a particular property.

1. CROWN RESERVE MINING COMPANY LIMITED Purchased by tender from the Government in 1907, the 23 acre claim (Parcel 4825 SST) was part of the bed of Kerr Lake and contained the Carson Vein -- one of the richest in the Cobalt Camp. The mine's hey day was between 1907 to 1921. After 1924 the mine was leased from time to time, and in 1953 became the property of Cobalt Consolidated Mining Corp. Ltd., a predecessor of Agnico-Eagle Mines.

Production from 1908 to 1948 amounted to 20,325,302 ounces of silver. Nineteen Million ounces were produced by 1920. Ref. O.D.M. P.R. 1961-6 by R. Thomson, p.42.

2. THE PENN-CANADIAN MINES LIMITED Initially called the Cobalt Central Mines, the property operated successfully from 1906 to 1912. A concentrator was erected on the property on the west side of Glen Lake in 1907. (See Plan #6). The Penn-Canadian Mines took over in 1912 and operated the mine till 1919. After a period of name changes and periods of leasing, the property became part of the Cobalt Properties holdings, a forerunner of Agnico-Eagle Mines Ltd.

From 1907 to 1921 production was 3,752,550 ounces of silver, and between 1969 and 1973 production amounted to 652,924 ounces.

Ref. O.D.M., P.R. 19061-6, R.Thomson, p. 70.

3. FOSTER COBALT MINING COMPANY LIMITED was incorporated in 1906. After a varied history of operating and dormancy as well as name changes, the property (Parcel 1936 NND) was acquired by Cobalt Consolidated Mining Corporation Limited in 1953. Cobalt Consolidated was a forerunner of Agnico-Eagle Mines Limited.

Production from 1905 to 1956 was 1,113,090 ounces of silver.

During the period 1951 and 1952 the property was examined for its base metal potential. At this time, the Penn Mill was built on the property but no machinery was installed, see (Plan #6), Later when the Nipissing 104 Mill burnt down in 1956, the Penn Mill was activated to treat silver ore with a rated capacity of 300 tons per day. This mill also burnt down in 1986 but was rebuilt in 1987.

Ref. O.D.M., P.R. 1961-6 by Thomson, p. 69.

- 13 -

4. KERR LAKE MINING COMPANY Consisted of Parcel 1764 NND and 1831 NND amounting to 60 acres, part of which lay under the waters of Kerr Lake.

From 1904 to 1921 mining was carried out with phenomenal success, producing 27,445,580 ounces of silver. From 1922 to 1948 only 1,056,457 ounces of silver were produced. No mill was built, and all ore in the early years was custom treated at the mill of the Nova Scotia Company (later Dominion Reduction Company) See Plan for M.C.P.A. #3.

The property lease was purchased by Agnico-Eagle Mines Limited in 1988. O.D.M., P.R., 1961-6 R. Thomson, p.48.

5. LAWSON PROPERTY The original discovery was made in 1905 and the property was acquired by the LaRose Mines Limited in 1909 (Parcel 3694 NND). From 1909 to 1917 mining was actively pursued and production for the period was 4,213,000 ounces.

The lands became part of the former Silver Miller holdings and Agnico-Eagle purchased the lease on the property in 1988.

6. NEW BAILEY MINES LIMITED Veins were first discovered on the property in 1906 and though a shaft and significant underground workings were completed no major amount of ore was recovered.

Production 1906-1936, amounted to 331,480 ounces of silver.

The property was reopened in 1961. Renamed the Glen Lake Silver Mines Ltd. and produced between 1962 - 1969, 3,324,148 ounces of silver.
(Glen Lake Silver Mines Ltd.; Annual Rept 1969.)

Agnico-Eagle Mines Limited purchased the lease of the property from Novamin Resources in 1988.

7. HIHO SILVER MINES LIMITED The company was formed as a subsidiary of Glen Lake Silver Mines in 1963 and included the Cleopatra and Giroux Lake properties, covered by Parcel 6902 SST and land beneath Giroux Lake.

Production from 1964 to 1969, was 4,408,110 ounces of silver.
Glen Lake Silver Mines Ltd.; Annual Rept 1969

Novamin Resources acquired a lease on the property and Agnico-Eagle bought the lease in 1988.

- 14 -

4.2 MINING ACTIVITIES

The mining method on all properties in the past and in recent times was 'shrinkage stope'. Backfilling of stopes was only carried out when it was convenient to dispose of waste.

4.3 UNDERGROUND MINING

As a result of amalgamation, some of the once independently operating properties have their underground workings interconnected, Fiqure 7. (Thomson, Preliminary Map, p.96A) A schematic section of the underground link up is shown in Figure 11. (Canadaka Mine Records)

4.4 OPEN PITS None

4.5 ROCK & OVERBURDEN PILES

The top soil is described as mainly bedrock (RN) covered by patches of till (MG) which is characteristic and may be greater than 3 m thick in depressions. (Northern Ont. Eng. Geol. Terrain Study 90, Haileybury Area, Page 6).

There are areas around each shaft site of levelled off waste mine rock and there are remanent waste dumps at Kerr Lake, Conisil and Glen Lake shaft areas.

These remanent waste dumps are not acid generating according to Beak Engineerinq Consultants, Supporting Document #8.

There are no ore piles of uncrushed rock within the plan area.

- 15 -

4.6 <u>TAILINGS & IMPOUNDMENT PILES</u> Reference; Cobalt Mining Camp Tailings Inventory, Cobalt, Ontario -- Pat Anderson, 1993.

Four mills have contributed tailings to the Mine Closure plan area. There are two areas of tailings impoundments.

1. <u>GLEN LAKE TAILINGS</u> Glen Lake is located in the E½ of Lot 4, Con. IV, Coleman Township. Three mills have contributed tailings to this site since 1907. The Cobalt Central Mill deposited tailings initially in the northwestern corner of the lake. In the 1950's the Foster Mill on the east side of the lake started depositing tailings in the northeastern section. In the 1960's, the Bailey Mill, built on the western side, added to the tailings load. The effluent ran from the main tailings pond through a polishing pond before being released to Giroux Lake.

The tailings dam retaining wall was heightened four feet in 1988 to increase the capacity of the tailings pond. The road around the north east side of the lake was also raised.

The permit and plans to implement this change are included in Appendix D.

In addition to the estimated 135,000 tons of tailings deposited in Glen Lake by the Cobalt Central Mill, an estimated 300,000 tons of tails were added by the Bailey Mill and approximately 1.6 million tons by the Penn Mill to the end of 1985.

a. <u>COBALT CENTRAL (STANDARD COBALT, PENN CANADIAN) MILL</u> The Cobalt Central Mill was the first of the Glen Lake mills. It was built on the east shore of Glen Lake in 1907.

The ore was treated using a wet gravity concentration method (Corkill, 1908, p. 79) similar to that used at the Nipissing Reduction Mill in 1914. In 1908, mill capacity was increased to 75 tons per day to accommodate custom ore from the Kerr Lake area mines (Corkill, 1913, p.253). The mill was closed and cleaned up in 1921 (ODM, 1924,p.9).

b. <u>BAILEY MILL</u> The Bailey Mill was built in 1962 by Glen Lake Silver Mines Limited, directly across Glen Lake from, the Foster Mill.

The mill included a typical gravity and flotation concentration process which processed ore from the Glen Lake and Hiho properties at a rate of 74 tons per day (ODM, 1964, p.128) until 1965, when the capacity was increased to 150 tons per day (The Northern Miner Press, June 24, 1965). Operations continued at this rate until 1967.

Milling continued sporadically until 1971, when the mill was closed.

In 1974, the mill was purchased and re-activated by Canadaka Mines Limited (a wholly owned subsidiary of St. Joseph Explorations Limited). It operated until May, 1975, when it was destroyed by fire. The Canadaka Mill east of Giroux Lake was built to replace this mill.

- 20 -

4.7 WATER MANAGEMENT

Overflow waters from Kerr Lake were deviated along the east side of the Township road northward and a culvert was put under the road to allow the water to enter Glen Lake at its north east corner.

4.8 CHEMICALS & WASTE PRODUCTS

There are no mill reagents, laboratory chemicals or pH control agents in the M.C.P. area.

All fuels, oils and explosives have been removed from the shaft sites.

At the Conisil Shaft there are three 167 KVA transformer units which are the property of Ontario Hydro.

There are no transformers at the Universith shaft site.

At the Canadaka Mill are two 20' Sea containers in which are stored P.C.B. Waste. These are the property of Breakwater Resources Ltd. and do not form part of M.C.Plan #2. The relevent ownership documents are not available but instructions to create the storage site are shown in Appendix F. For location see Figure 13.

- 21 -

4.9 BUILDINGS & EQUIPMENT

There are headframes standing at Conisil & Universtiy and Lawson shafts. Both Conisil and University headframes are equipped with hoists,and are under regular surveillance pending possible future reactivation. The Lawson headframe is likely to be incorporated in the Heritage Trail (Confirmation Pending) and is within a locked chain link Fenced Area.

All buildings at both Conisil and Universtiy shafts are framed and steel clad.

Plan of Location of Conisil Headframe & Buildings, Figure 14
(See also Photo 1)
Plan of Location University Headframe & Buildings, Figure 15
(See also Photo 2)
Plan of Location of Canadaka Mill (Storeage Site only
and Tailings Pond) Figure 13

4.10 LAND FILL AND WASTE MANAGEMENT SITES

There is a septic tank and a weeping tile bed located at the dry building of Conisil Shaft, Penn Mill (MCP #7), Canadaka Mill, Glen Lake dry building.

Conisil - Septic System Appendix G.

4.11 INFRASTRUCTURE

The status of the mine roads: All roads if not presently Township roads were originally trails through the bush, and were reactivated and up-graded for mining purposes. A letter is anticipated from the Township of Coleman requesting the roads to be left as is for access purposes.

- 22 -

LOCATION: COLEMAN TWP., CON 4, LOT 4, S½, NW ¼, (Pcl 6902 SST)

SCALE
0
40'
MINE ROCK DUMP
discharge pipe
COMPRESSOR ROOM
HEADFRAME
38'x 20'
18'x16'
ROAD
POWER LINE
38' x 20'
GIROUX LAKE
HOIST ROOM
HYDRO POLE
TRANSFORMER ENCLOSURE

FIGURE 15 Plan of University Mine Site and buildings. (See Photo 2)

BHT '94

- 23 -

5.0 REHABILITATION

5.1 HEALTH & SAFETY

In addressing the health and safety aspects of the Giroux-Kerr Lake Property with regard to its closure it may be noted that there are no farming lands within the area nor in the immediate vicinity, and only one resident with in the plan area at Con. 4, Lot 2, N½, SW¼. The town of Cobalt's nearest resident is 1.14 km distant. The Giroux-Kerr Lake Closure Plan Area covers an area of 1,058 acres in Coleman and 522.11 acres in Gillies Limit.

Further according to the Official Plan:

"The primary uses and activities permitted in areas designated as Rural are mining, forestry, conservation, aggregate removal and other resource production activities, and low intensity recreational uses not needing permanent structures, subject to the other policies of this section." (Coleman Township O.P. (1989) Page 16)

The presence of mine waste dumps, tailings ponds and openings to surface from underground workings, are the only features that could be detrimental to the health and safety of persons entering the area.

5.2 PHYSICAL STABILITY

The physical stability of the area is dependent upon the condition of mine tailings, mine dump, and buildings.

In summarizing the tailings deposits of the area Beak's Report states "All other tailings (the exceptions being two deposits outside the Mine Closure Plan Area) appeared to be physically stable and not posing an immediate and large potential to generate high suspended solid loads in surface waters during rainfall or runoff events". (Beak's Supporting Document #2 p.5-1)

The Glen Lake and Canadaka tailings have been deposited in low depressions but both have low retaining walls to keep them in place. No plans or permits are available for the Canadaka tailings dam. Modifications to the Glen Lake tailings dam and the polishing pond were carried out under Certificate of Approval (Sewage #4-0136-89-886) The consultants report describing the upgrading of the facilities is included in Appendix D.

- 24 -

5.2 Physical Stability Cont'd

The Conisil and Lawson headframes and satellite buildings, are behind a locked gate and visited regularly by the security guard. The University Shaft's door is kept locked and also inspected regularly.

There are no mine dumps in the area, though waste dumps that were around the shaft areas have been levelled to provide flat areas for yard purposes. (See photos 1, 2 and 3).

5.3 CHEMICAL STABILITY

The chemical stability of the area will be dependent upon the contaminatory effects, if any, of the surface and ground waters from mine waste dumps and tailings deposits. It has been established that the waste dumps are not acidic, however other soluble chemical elements may be present. The Beak's Engineering Report, Supporting Document #2, Cobalt Area Tailings, in referring to Canadaka Tailings indicates surface waters are not contaminatory to the surrounding area. Ground waters however do show the Federal Mining Effluent Guidelines are exceeded for zinc, lead and arsenic in one sample taken. From a single sample of the solids zinc and arsenic were the major offenders.

In the environmental audit of the Cobalt Closure Plan Area performed during the period 1989-1990 by Beak Engineering Ltd., The following observation was made. (Supporting Document #8) In assessing future recovery of surface waters adjacent to the Mine Closure Plan the ubiquity of the parameters exceeding PWQO's and Mining Effluent guidelines must be considered. As detailed in Supporting Document #8, the legacy of the Mining industry in Cobalt has elevated metals concentrations in lakes and rivers throughout the area, even in the absence of direct discharge mining effluents in many areas within the last 50 years. Hence, future monitoring of the surface waters for anomalous mitigation should be conducted in cognizance of the already elevated prevailing background parameter concentrations. This can only be addressed by a systematic sampling of specific areas to determine whether there is an anomalous contaminant within the Closure Plan Area.

- 17 -

PLAN OF TAILINGS LOCATION IN COLEMAN TOWNSHIP

BEAVER TAILINGS
TIMISKAMING TAILINGS
COBALT LODE LAND-FILL SITE
Crosswise Lake
Cyril Lake
Kerr Lake
DOMINION REDUCTION TAILINGS
CANADAKA TAILINGS
Brady Lake
Hermann Pond
0
1000m
Scale
Le Heup Lake
Giroux Lake
Glen Lake TAILINGS
Polishing Pond
Peterson Lake
TEXADA TAILINGS
Cart Lake
Short Lake
Brief Lake
LEGEND
Rivers
Lakes
Towns
Roads
Railroads
Tailing Areas
Mines
Landfill Sites

FIGURE 12

- 18 -

c. FOSTER (PENN) MILL (To be dealt with in more detail in Mine Closure Plan Number 7) Construction of the Foster Mill started in 1952 by Penn Cobalt Silver Mines Limited. The mill was located on the SE$\frac{1}{4}$ of the N$\frac{1}{2}$ of Lot 9, Con. IV, Coleman Township. Construction stopped in 1953.

In 1956, after the Cobalt Lode (mile 104) mill was destroyed by fire, the Foster mill was needed to process the company's ore. It was redesigned to recover cobalt, copper, and nickel in addition to silver and its capacity was increased to 300 tons per day.

The mill used a standard gravity and flotation process. It operated at a rate of 200 tons per day from 1957 until 1965 (The Northern Miner Press, September 15, 1966). From 1966 to 1969, the mill, now renamed the Penn Mill. Figure 14 shows a simplified flow sheet for the Penn Mill.

The old Penn Mill burned to the ground on February 22, 1986 but was re-built in 1986-1987. are provided in a report by W. Montgomery, former Penn Mill Superintendent, in Appendix I.

2. CANADAKA TAILINGS The Canadaka mill tailings were deposited in an area located at the northeast end of Giroux Lake in Coleman Township. They are contained in a series of three ponds that were formed by damming a small creek flowing from Kerr Lake to Giroux Lake. Approximately 400,000 tons have been deposited in this tailings pond.

No engineering plans or prints are available from former Canadaka records received by Agnio-Eagle Mines.

A compass and tape survey of the tailings deposit is shown in Figure 13.

6 (a) CANADAKA MILL The Canadaka Mill was built in 1977 by St. Joseph Exploration Limited. It was designed to have a through-put of 500 tons of ore per day, but actually ran at 350 tons per day (L. Othmer, personal communication, 1985). The mill combined gravity and flotation methods to process ore from the company's area mines. In 1980, the mill closed when the mines ceased production, but reopened for a short period in 1983-1984 to treat Chambers-Ferland tailings.

- 19 -

Glen Lake Tailings Foster (Penn) Mill

FINE ORE BIN
18" X 30" JAW CRUSHER
4'S.H. CONE
FINE ORE BIN
8'x4' HARDINGE MILL
7'X5' A.C. BALL MILL
16"X24" DENVER JIG
16"X24" DENVER JIG
60" AKINS CLASSIFIER
48" AKINS CLASSIFIER
4 WILFLEY TABLES
30' THICKENER
8' CONDITIONER
4 NO. 24 ROUGHER CELLS
4 NO.24 SCAVENGER CELLS
4 NO. 24 SCAVENGER CELLS
FINAL TAIL
1 NO. 24 CLEANER CELL
1 NO. 24 RECLEANER CELL
10'X10' THICKENER
4' - 3 DISC FILTER
LEACH PLANT
3 ELECTRIC DRIER PLATES
LEACH PLANT

Figure 14: Penn Mill Flow Sheet

Cobalt Mining Camp Tailings Inventory

Golder Associates Ltd.

2180 Meadowvale Boulevard
Mississauga, Ontario, Canada L5N 5S3
Telephone (905) 567-4444
Fax (905) 567-6561

Golder Associates

REPORT ON

PHYSICAL STABILIZATION OF SIX COBALT TAILINGS AREAS

c16-1

Submitted to:

Agnico-Eagle Mines Limited
Suite 2302, 401 Bay Street
Toronto, Ontario
M5H 2Y4

RECEIVED
SEP 07 1999

Distribution:

1 Copy - Agnico-Eagle Mines Limited, Cobalt, Ontario
12 Copies - Agnico-Eagle Mines Limited, Toronto, Ontario
1 Copy - Beak Consultants Limited, Brampton, Ontario
2 Copies - Golder Associates Ltd., Mississauga, Ontario

August 1999

991-1812 (5500)

OFFICES IN AUSTRALIA, CANADA, GERMANY, HUNGARY, ITALY, SWEDEN, UNITED KINGDOM, UNITED STATES

August, 1999 - 10 - 991-1812 (5500)

5.0 CANADAKA TAILINGS AREA

5.1 Existing Conditions

5.1.1 Drainage

The Canadaka Tailings Area covers approximately 6 ha (Beak, 1999b), and it receives surface drainage from an additional 11 ha of surrounding land. The drainage basin associated with the Canadaka Tailings Area is bounded to the north and south by hills and to the east and west by the two dams.

The majority of the offsite drainage into the Canadaka Tailings Area arises from the hills immediately south of the tailings area. The existing topography channels this overland flow along the southern edge of the tailings area to the east and west (i.e. into the Kerr Lake and Giroux Lake watersheds, respectively). Surface water ponds in the west end of the tailings area, and is conveyed through the West Dam via a 30" diameter corrugated steel drop structure and culvert. Surface water from the east end of the tailings area is allowed to drain over the existing dam and into a wetland area. Runoff from this tailings area reports to Giroux Creek to the south and eventually to Lake Timiskaming.

5.1.2 Dams

The Canadaka Tailings Area is contained by two dams: the West Dam, which retains a small permanent pond above Giroux Lake, and the East Dam, which contains tailings (no pond) above Kerr Lake.

The West Dam has a curved alignment about 200 m long. It has a maximum section height of about 6.0 m at two locations. The dam has a crest width of 7 m and 2:1 sideslopes. It appears to have been constructed largely of tailings. The downstream slope is covered with waste rock; the crest and upstream slopes are largely exposed tailings.

The Canadaka East Dam is about 200 m long and has a maximum section height of about 4.5 m. The dam consists of stacked tailings with a steep backslope angle of about 40°. The

Golder Associates

August, 1999 - 11 - 991-1812 (5500)

crest and the downstream slope generally comprises sparsely revegetated tailings. There is no sign that runoff has gone over the dam crest at any location. The dam foundation probably also comprises tailings.

5.2 Stabilization Measures

It is envisaged that the West Dam will remain in operation at closure, and that it will continue to contain the West Pond at its existing water level. As shown on Figure 5, the following remedial measures are proposed for the West Dam:

1. Capping the crest with road gravel,
2. Placing a layer of erosion protection on geotextile on the upstream face, and
3. Removing the existing decant structure and replacing it with an open channel spillway cut through the dam at an invert level corresponding to the existing pond water level.

The open channel spillway through the dam will have to be carefully designed with erosion protection, a cutoff wall, etc. Maintenance will also be required to remove beaver dams.

As shown on Figure 6, the downstream face of the East Dam should be dozed down to a slope of 3:1. The crest and backslope should then be covered with waste rock, which is available from a large pile, located just south of the south abutment. A small part of the tailings area, (perhaps 50 m wide by 200 m long), drains towards the East Dam. Permanent drainage measures should be constructed to collect local runoff from this area and to convey it safely over the East Dam down to the toe. This would likely comprise lateral ditching to form a swale upslope of the dam, leading to one or more spillways or concrete lined downspouts.

The Canadaka West Dam will continue to retain a pond at closure. The nature of the existing fill is uncertain; however it likely comprises tailings, at least in part. Under design seismic loading, the West Dam would likely sustain some settlement, and possibly also localized liquefaction and slope failures. A geotechnical investigation and seismic stability analyses should be carried out as part of detailed design.

Golder Associates

August, 1999 - 12 - 991-1812 (5500)

The Canadaka East Dam comprises tailings; furthermore tailings may be present in the dam foundation. On the other hand, the East Dam will not impound water, and the phreatic surface will not be elevated much above that in the adjacent downstream swamp. Under design seismic loading the East Dam will likely deform, possibly to the extent that repair would be required. However, given the proposed upgrading measures it is likely that pond overtopping or extensive slope failures would not occur.

Golder Associates

August, 1999

991-1812 (5500)

TABLE 1
TAILINGS BASIN CHARACTERISTICS

Tailings Basin	Township	Closure Plan No.	Tons [2] (1,000s)	Area (ha)	Drainage to	Existing Dams
Langis	Harris, Casey	5	300	20	Sutton Creek	Perimeter Spigotting Berms
Nipissing Hill	Coleman	4	150	8	Cobalt Lake	Plank Wall
Canadaka	Coleman	2	350	5	Kerr Lake Giroux Lake	East End - Stacked Tailings West End - Earth Dam
Temiskaming	Coleman	1	20 [1]	2	New Lake	None
Dominion Reduction (Nova Scotia)	Coleman	3	275	6	Peterson Lake	Plank Wall/Rockfill
Crosswise Lake	Coleman	4	1500	50	North End of Crosswise Lake	Breached Roadway

Notes: 1. Most of the 20,000 tons of tailings originally in the Temiskaming Tailings Areas were subsequently removed from remilling.

2. Tailings tonnages are based on government records reported in Anderson, 1993.

Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Site: Lawson

CP File # : C 11
AMIS #: 03511

Inspection Date: September 01, 2010
Inspector(s): Daniel Cluff
Company rep: None
Phone:
Others Attending: None
Current Project Status: Inactive
Commodity: Silver
Ownership: Agnico Eagle Mines Ltd. Silver Division

Closure Plan: Agnico Eagle Mines Ltd. Silver Division Giroux-Kerr Lake Mine Closure Plan (No. #2 of 7)

Filed Yes ☐ No ☐ Accepted Yes ☒ No ☐

Date Filed: Date Accepted: May 31, 2000

Site Plan: See Figures, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 in closure plan.

Township: Coleman and Lorrain

Land Tenure: The property parcels are listed in appendix A of the Agnico Eagle closure plan, and are either owned or leased.

Properties leased from AMI - Advantex Marketing International Incorporated.

1429 SST, 5329 SST, 2121 SST, 4402 SST, 4734 NND, 5326 SST, 4400 SST, 4734 NND, 2691 NND, 2680 NND, 5327 SST, 6480 NND, 6356 NND, 1748 NND, 5320 SST, 5012 NND, 1831 NND, 3694 NND , 5012 NND, 4821 NND, 5064 SST, 4609 LT, 14247 SST 1764 NND.

Properties owned by AGE - Agnico Eagle Mines Limited

15614 SST, 8087 SST, 8088 SST, 16083 SST, 8085 SST, 4610 LT, 4825 SST,, 163 NND, 168 NND, 167 NND, 1936 NND, 6902 SST, 7961 SST, 7957 SST, 2687 SST.

Properties leased from NARM - North American Rare Metals.

13001 SST, 5321 SST.

See sample dispositions below.

See claim map area below.

Page 1 of 35

Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Peterson Lake
Dickson Creek
Short Lake
Cart Lake
Kerr Lake
Crosswise Lake
Larder Lake
Giroux Lake
Kirk Lake
Brady Lake
North Beaver Lake
South Beaver Lake
South Pickerel Lake
UTM Zone 17
1000m grid

Page 2 of 35

Fig. 1, Claim Map for the Agnico Eagle Giroux Kerr Lake closure plan area

Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Location and access:	Follow HWY 11B South from Cobalt to Coleman road; turn Southeast, follow Colman road for 3.4Km to Kerr Lake road; travel for 350M to arrive at the #1 Shaft. From that point the geographical area comprising the closure plan is about 8.1 Km^2. The specific features are correlated to the GPS coordinates provided. See GPS maps and tracks below.
History of Site:	Silver was discovered in 1905. The property was originally acquired by the LaRose Mines Limited in 1909. From 1909 to 1917 4, 213, 000 ounces of silver were mined. These claims were transferred to the Silver Miller Holdings. Agnico Eagle purchased the properties in 1988. No production has been undertaken since Agnico Eagle purchased the properties.
Purpose of Inspection:	To ensure the site is consistent with the accepted Closure Plan by inspecting all mine hazards on the site to confirm they are identified in the CP. To ensure that rehabilitation is proceeding as outlined in the Closure Plan and that the measures are in accordance with Part VII of the Mining Act and O.Reg.240/00.

INSPECTION

1. Surface Openings

Surface openings on site Yes ☒ No ☐

Amis Feature #

84277	Shaft	# 1	Rehabilitated Yes ☒ No ☐
84278	Shaft	# 8	Rehabilitated Yes ☒ No ☐
84279	Shaft	# 9	Rehabilitated Yes ☒ No ☐
84280	Shaft	# 11	Rehabilitated Yes ☒ No ☐
84281	Shaft	Silver Leaf	Rehabilitated Yes ☒ No ☐
89867	Headframe	Shaft # 8	Rehabilitated Yes ☒ No ☐
89869	Stope		Rehabilitated Yes ☒ No ☐

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

89870 Stope Rehabilitated Yes ☒ No ☐

89871 Stope # 2 Vein Stope Rehabilitated Yes ☒ No ☐

89872 Stope # 8 Vein extension Rehabilitated Yes ☒ No ☐

89873 Stope # 9 Stope Rehabilitated Yes ☒ No ☐

Feature AMIS 84277 Shaft # 1
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Steel cap uncovered Yes ☐ No ☐
Steel cleaned and painted Yes ☐ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature AMIS 84278 Shaft # 8
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Steel cap uncovered Yes ☐ No ☐
Steel cleaned and painted Yes ☐ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature AMIS 84279 Shaft # 9
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature 84280 Shaft # 11
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Feature AMIS 84281 Shaft Silver Leaf
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature AMIS 89869 Stope
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature AMIS 89870 Stope
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature AMIS 89871 Stope
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature AMIS 89872 Stope
Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

Feature AMIS 89873 Stope

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Concrete Caps Yes ☐ No ☒
Reinforced Concrete Yes ☐ No ☒
Steel Caps (Temporary Suspension or State of Inactivity) Yes ☐ No ☒
Area of no vehicular traffic Yes ☒ No ☐
Loose rock removed Yes ☒ No ☐
Signage Yes ☐ No ☒ Fencing Yes ☒ No ☐
Backfilled Yes ☐ No ☒ Flooded Yes ☐ No ☒

The shafts described in the AMIS system as AMIS # 84277 Shaft # 1, AMIS # 84278 Shaft # 8, AMIS # 84279 Shaft # 9, AMIS # 84280 Shaft # 11 and AMIS # 84281 Shaft Silver Leaf are surrounded by Lundy type fencing.

Not all pictures taken at the site are included in this report see the accompanying spreadsheet which contains all photos linked to the AMIS feature number. Figures included in this report include Fig 2 Lawson 89867 with a for sale sign and shaft headframe, Fig 3 hoisting drums, Fig. 4 rear view of shaft headframe and Lawson 89870, Fig 5, Lawson 84277 the open hole inside Lundy fence and a dilapidated barbed wire fence surrounding an other open hole inside the Lundy fencing, Fig 6, 7, 8 and 9 an open shaft near the corner of the fence. These are typical of the types of features found at this site and would be regarded as medium level hazards due to:

(i) the proximity to the road, within meters,
(ii) the ease of entry, either over the fence at an area where the barbed wire is no longer in place or under the fence,
(iii) the alluring nature of the headframe.

The best approach would be to either cap or backfill these open holes.

The Silver Sidewalk site is a historical society site with a partnership which includes the Town of Cobalt, Township of Coleman and the Ontario Heritage Fund. Due to a sudden concern over the liability issues that may arise in the event of any injuries occurring on the property Jeff Ried has placed caution tape and "No Trespass: signage on the property. See Fig. 9,15.

The fencing surrounding the open trench is not set back to a distance equivalent to the depth of the trench and the fencing has substandard foundations which are easily moved. See Fig. 14

The signs present are not the standard warning signs but rather are promotional signage pertaining to the history and partnerships involved in the historical society. See Fig. 10, 11.

2. Open Pits

Open pits on site? Yes ☐ No ☒

3. Stability of Crown Pillar and Room and Pillar Operations:

Are there underground workings? Yes ☒ No ☐

Features:

AMIS #		
89874	Workings On 27, 56, 73, 91 and 122M LEVELS.	Rehabilitated Yes ☐ No ☐ **Unknown** ☒

Feature 89874
Stopes and Crown Pillar ☐ or Room and Pillar ☐ Crown Pillar Thickness: 27 metres N/A ☐

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Crown pillar stability study on file Yes ☐ No ☒
Subsidence Yes ☐ No ☒
Backfilled Yes ☐ No ☐ Unknown ☒ Backfill Material:
Surface Land Use:
Fenced Yes ☒ No ☐
2 m high Yes ☒ No ☐ #6 chain link Yes ☒ No ☐ Barbed wire top Yes ☒ No ☐
Bottom access Yes ☐ No ☐ Set back=pit depth Yes ☐ No ☒

Signs Yes ☒ No ☐
30 cm x 30 cm, 20 m apart, "Danger - Open Hole / Danger - Puits Ouverte", 3.5 cm size Yes ☐ No ☒

The workings can not be observed; however, according to the history there are workings that would provide a crown pillar of only 27 meters. Crown pillars less that 100 feet (30 m) are considered worthy of a hazard rating. Since this is indicated as 27 m and it may have unravelled since the actual mining activity it is currently at a hazard status due to the thickness.

4. Tailings Dams and Other Containment Structures

AMIS # 89868 Tailings # Rehabilitated Yes ☒ No ☐
Tailings dams on site Yes ☒ No ☐
Active Yes ☒ No ☐
Physical Stability of Tailings
Stable Yes ☒ No ☐ Blowing tailings Yes ☐ No ☒ Erosion Yes ☐ No ☒
Chemical Stability of Tailings
ARD or ML Yes ☐ No ☒ Colour of tailings: Grey # of affected areas: 1
Samples taken Yes ☐ No ☒ Potential contaminants: Arsenic
Rehabilitated Yes ☒ No ☐
Flooded ☒ Covered ☐ Cover material:
Revegetated Yes ☒ No ☐
Accessible Yes ☒ No ☐ Good surface drainage Yes ☒ No ☐ Wind breaks Yes ☒ No ☐
% covered: 50 Healthy ☒ Stressed ☐ Sustainable Yes ☒ No ☐
Type of vegetation: Grasses, shrubs, weeds
AMIS # 89868 Tailings # Rehabilitated Yes ☒ No ☐

The tailings are well contained as a whole, but a culvert allows for run off under the rock dam/berm. The flow from this culvert enters a small stream which flows away from the property. See Fig 19, 20, 21, 22 and 23.

Dams
Feature: Tailings Impoundment Number of dams: 1
Dam: **No name**
Stable ☒ Breach ☐ Cracks Yes ☐ No ☒ Erosion Yes ☐ No ☒
Slough, slides or bulges Yes ☐ No☒ Settlement on crest Yes ☐ No ☒
Excessive vegetation growth on embankments Yes ☐ No ☒ Animal Activity Yes ☒ No ☐
Seepage Yes ☐ No ☒
Clear ☐ Cloudy ☐ Colour: Samples taken? Yes ☐ No ☐
Seepage ditch Yes ☐ No ☒ Seepage well Yes ☐ No ☒
Appurtenances
Culvert Yes ☒ No ☐
Number: 1 Condition: Good Animal Activity Yes ☒ No ☐ Debris Yes ☒ No ☐

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Excessive vegetation growth Yes ☐ No ☒

Spillway Yes ☐ No ☒
Erosion Yes ☐ No ☒ Excessive vegetation growth Yes ☐ No ☒ Deterioration Yes ☐ No ☒
Blockage Yes ☐ No ☒ Cause of blockage
Concrete structures Yes ☐ No ☒ Cracks Yes ☐ No ☐

Decant structure Yes ☐ No ☒

5. Surface Water Monitoring

Type: Name:
Downstream receiver: Lake Timiskaming Colour:
Is water quality impaired? Yes ☐ No ☐ Unknown ☒
Samples taken Yes ☐ No ☒ Potential contaminants: Arsenic
Naturally sustainable drainage Yes ☒ No ☐ Maintenance required Yes ☐ No ☐
Monitored Yes ☐ No ☒

The Giroux-kerr Lake Mining Area is located on a water shed, The east areas drain to Cross Lake, Farr Creek and into Lake Timiskaming, three miles to the east. The west part drains westward through Giroux Lake and the Montreal River also into Lake Timiskaming.

An October 1993 report by BEAK Engineering Ltd. Appears to be the only water monitoring performed.

See the LGL Study for a recent update of the water quality.

6. Ground Water Monitoring:

Is water quality impaired? Yes ☐ No ☐ Unknown ☒
Samples taken Yes ☐ No ☒ Potential contaminants: Arsenic
Monitored Yes ☐ No ☒

7. Rock Piles, Overburden Piles, Stockpiles, Other Material

Material on site Yes ☒ No ☐
Active Yes ☐ No ☒
Features: Waste rock piles # Rehabilitated Yes ☐ No ☐

Feature
Stable Yes ☒ No ☐ Contoured Yes ☒ No ☐ Sloped Yes ☒ No ☐
Erosion Yes ☐ No ☒ Good surface drainage Yes ☒ No ☐ Wind breaks Yes ☐ No ☐

ARD or ML Yes ☐ No ☒ Colour: Grey Samples taken Yes ☐ No ☒
Potential contaminants: Arsenic

Flooded ☐ Covered ☐ Cover material:

Revegetated Yes ☐ No ☒
% covered: Healthy ☐ Stressed ☐ Sustainable Yes ☐ No ☐
Type of vegetation:

There are numerous rock piles associated with the site see Fig. 4, 6 and 19. These rock piles in general have been sloped or spread out to some extent. Although it is generally expected that these waste piles are not acid generating or metal leaching there is the expectation that there may be some Arsenic leaching.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

8. Buildings and Other Structures

Buildings and/or Other Structures on site Yes ☒ No ☐
Active Yes ☐ No ☐
Features:Headframe Restricted access Yes ☒ No ☐ Stable Yes ☐ No ☒

Have all buildings and structures been identified in the closure plan or site plan? Yes ☒ No ☐
Climbing Hazards Yes ☐ No ☒ Tripping Hazards Yes ☐ No ☒

Concrete foundations/ slabs Yes ☒ No ☐ # of concrete foundations/ slabs: numerous
Exposed ☒ Covered ☐ Cover material:
Revegetated Yes ☐ No ☒
% covered: Healthy ☐ Stressed ☐ Sustainable Yes ☐ No ☐
Type of vegetation:

There are numerous concrete pads and remnants of pillars distributed throughout the boundaries designated by the closure plan. At this site there are concrete foundations associated with the currently existing headframe Fig 2 and 4 and a separate concrete pad seen in Fig. 24.

9. Revegetation:

Have all disturbed areas been revegetated?	Yes ☐ No ☒
Have surface materials been stabilized to provide protection from wind and water erosion?	Yes ☐ No ☒
Have the appearance and aesthetics been improved?	Yes ☐ No ☒
Has the natural vegetation been enhanced and has self-sustaining vegetation been established?	Yes ☐ No ☒
Does the revegetation support the end-use of the site?	Yes ☐ No ☒

There does not appear to have been a revegetation program undertaken on this site.

10. Landfills

Landfills on site: Yes ☐ No ☒

11. Transportation Corridors

Corridors on site: Yes ☒ No ☐
Active Yes ☒ No ☐
Features: Roads Restricted Access Yes ☐ No ☒ Rehabilitated Yes ☐ No ☒
Trails Restricted Access Yes ☐ No ☒ Rehabilitated Yes ☐ No ☒
Revegetated Yes ☐ No ☒

The company and townships have

12. Other

Pipelines on site Yes ☐ No ☒
Waterlines on site Yes ☐ No ☒

Power transmission lines on site Yes ☐ No ☒
Mechanical and Hydraulic systems on site Yes ☐ No ☒

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Storage tanks on site Yes ☐ No ☒
PCB's on site Yes ☐ No ☒
Isolated Yes ☐ No ☐ | Disposed of Yes ☐ No ☐ | Managed on site Yes ☐ No ☐ | Removed Yes ☒ No ☐

Petroleum products on site Yes ☐ No ☒
Secured Yes ☐ No ☐ | Isolated Yes ☐ No ☐ | Disposed of Yes ☐ No ☐ | Managed on site Yes ☐ No ☐ | Removed Yes ☒ No ☐

Chemicals on site Yes ☐ No ☒
Secured Yes ☐ No ☐ | Isolated Yes ☐ No ☐ | Disposed of Yes ☐ No ☐ | Managed on site Yes ☐ No ☐ | Removed Yes ☒ No ☐

Waste on site Yes ☐ No ☒
Secured Yes ☐ No ☐ | Isolated Yes ☐ No ☐ | Disposed of Yes ☐ No ☐ | Managed on site Yes ☐ No ☐ | Removed Yes ☒ No ☐

Explosives on site Yes ☐ No ☒
Secured Yes ☐ No ☐ | Disposed of Yes ☐ No ☐ | Removed Yes ☒ No ☐

Contaminated Soils on site Yes ☒ No ☐ Unknown ☐
Size of contaminated area: m Colour:
Samples taken Yes ☐ No ☒ Potential contaminants: Arsenic

UTMs Zone: 17 T		
Feature (or Sample)	**Easting**	**Northing**
Lawson Headframe	601083	5247542
Open Shaft	601058	5247542
Tree 1, on fence	601118	5247481
Tree 2, on fence	601133	5247466

See the accompanying spreadsheet, Garmin field notes and attached maps for more waypoints at the site and comprehensive outlines of the fences by the use of waypoint tracks which contain hundreds of waypoints.

Summary of Field Observations and Recommendations

This site has not been in production since the initial submission of the closure plan July 31 1994 or since the closure plan was accepted May 31 2000. Since that time the status of the site has been listed as inactive. The state of inactivity requires bi-annual monitoring and that the site be secured physically.

There are some areas where access to potentially dangerous properties can be gained with little effort. For example the Lawson headframe area is fenced in, but access can be gained under the fence or over the fence in many of the areas where the barbed wire is either broken or non-existent, due to tampering or tree falls, see Fig. 25 and 26.

The area near the Lawson headframe contains an uncovered deep shaft which is very close to the fence and there exists another open hole within the same fence.

Some fence posts disconnected from the capping which dislodges the barbed wire crown.

The Silver Sidewalk area has a fence which is lacking a solid foundation and is sloping toward the large opening in many areas. The fence wobbles and moves easily when pushed. This appears to be too close to the opening and the ground appears to be eroding which will eventually pull the fence into the opening.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Report Date: **Signature:**

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Photos Lawson site September 2010

FOR
SALE

Fig 2, Lawson headframe with for sale sign on property.

Fig 3, Lawson site hoisting drums adjacent to headframe.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig 4, Another view of the headframe from the back of the site.

Fig 5, Lawson 89867 area another open shaft inside the Lundy fence surrounded by the dilapidated barbed wire

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig 6, Open hole in close proximity to the corner of the fence where the rock was piled up against the fence allowing easy access to the site.

Fig 7, Close up view of open hole in close proximity to the corner of the fence where the rock was piled up against the fence allowing easy access to the site.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig 8, The corner of the fence where the rock is piled up against the fence allowing easy access to the site.

Fig 9, The corner of the fence where the rock was piled up against the fence allowing easy access to the site has been cleared.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig. 10, The entrance to the site above in Fig. 8 is now barricaded with timbers and caution tape. The hoisting drums shown in Fig. 3 have been removed.

Fig 11, Lawson 84280 Shaft # 11, appears to be more of a trench than a shaft. The open hole is Lawson 84280 taken through fence to show fencing is about1.5 feet from what is a trench about 5 meters deep fencing foundation in good condition.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

THE SILVER SIDEWALK

Fig 12, The Silver Sidewalk poster.

Ontario
Northern Ontario
Heritage Fund
Ontario
TOWN OF COBALT
THE COBALT HISTORICAL SOCIETY
TOWNSHIP OF COLEMAN
Funding provided by the
Northern Ontario Heritage Fund
Contribution Financiere du Fonds
du patrimoine du Nord de l'Ontario

Fig 13, The partners in the historical site project.

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Mine Rehabilitation Inspection Report
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Fig 14, The foundation is unstable and can be easily moved by leaning on the fence post.

Fig 15, The fence is close to the feature and leaning in toward the open hole. In this case the fence should be at a minimum distance, equivalent to the depth of the feature, from the feature.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Figure 16, Taken from the observation deck, see Fig. 15, note how low the barricade is and the close proximity to the opening.

Fig 17, The observation deck at the Silver Sidewalk. Note the caution tape and "No Trespass" signage placed by the current operator of the property Mr. Jeff Ried. This property is part of the historical trail but due to the inherent

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig. 18, An example of the state of the barbed wire atop the fence,

Fig 19, Culvert through the rock berm/dam which transports the runoff from the tailings on the other side of the berm.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig 20, Culvert which transports runoff from the tailings located on the other side of the rock berm to a small stream.

Fig. 21, Tailings in the Lawson area, grasses grow on the perimeter and a covering of rain water remains on the surface.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig. 22, Tailings in the Lawson area, grasses grow on the perimeter and a covering of rain water remains on the surface.

Fig. 23, a panoramic view of the tailings pond.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig 24, Some rubbish strewn about on a concrete pad.

Fig. 25, Tree falls on fence.

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Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Fig. 26, Second tree on fence.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

UTM NAD83
17 597000
17 597250
17 597500
17 T 5250000
17 T 5249750
17 T 5249500
W Cobalt Rd
LOCATIONS MEASURED 2010 INSPECTIONS
SHAFT
PIT
BUILDING
ADIT
Clear Lake
HEADFRAME
WORKINGS
CROWN PILLAR
WINZE
TAILINGS POND
ROCK PILE
OPEN STOPE
WGM BUILDING
PARKING
11B
Gillies
Cob
6750
Topo Canada v4
©2009 Garmin® Ltd. or its subsidiaries
©DMTI Spatial 2008
0 m
75 m
150 m
225 m
300 m
MN
TN
-11.7°
GARMIN
01/01/2010

LEGEND

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Maps Lawson site September 2010
Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

UTM NAD83
17 601000
17 601250
Kerr Lake Rd
Kerr Lake
METAL COVER HOLLOW SO
LAWSON 89869B
LAWSON 89869D
Lawson 89874
Fence D
Fence C
Beaver Tep
LAWSON 89870F
870E
SHAFT OPEN
LAWSON 84280E
Lawson 84280
LAWSON 84280D
280C
Lawson 89870
LAWSON 89870 OPEN SHAFT
LAWSON 89871F
Lawson 89872
TREE 1
TREE 2
305
68
LAWSON 89871D
Penn Mill Rd
17 T 5247500
LAWSON TAILINGS
SH 02
SH 03
17 T 5247250
17 601000
17 60125
B
Kerr Lake
Topo Canada v4
©2009 Garmin® Ltd. or its subsidiaries
©DMTI Spatial 2008
0 m
50 m
100 m
150 m
200 m
MN
TN
-11.7°

Fig. 27, Location of the Lawson Shaft.

Lawson

GARMIN.
01/01/2010
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Mine Rehabilitation Inspection Report
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UTM NAD83
17 601150
Lawson 89867
LAWSON 89870D
LAWSON 89871F
LAWSON 89870C1
SON 89871A
305
17 T 5247500
Lawson 89872
WSON 89871B
TREE 1
TREE 2
LAWSON 89871E
LAWSON 89871D
17 T 5247450
Lake
Beaver Temisk
17 601100
17 601150
Topo Canada v4
©2009 Garmin® Ltd. or its subsidiaries
©DMTI Spatial 2008
0 m
10 m
20 m
30 m
40 m
MN
TN
-11.7°
Lawson
GARMIN
01/01/2010

Fig. 28, Trees 1 2 and Lawson AMIS features 89872 and 89871

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

UTM NAD83
17 600900
17 600950
89873TRENCH
013
Lawson 89874
Fence E
Fence D
Fence A
Fence B
Fence C
17 T 5247600
17 T 5247550
17 T 5247500
LAWSON 84280E
Lawson 84280
LAWSON 84280AA
LAWSON 84280D
LAWSON 84280C
Penn Mill
Lake
Beaver Temisk
Dynamite Island
17 600850
17 600900
17 600950
Topo Canada v4
©2009 Garmin® Ltd. or its subsidiaries
©DMTI Spatial 2008
0 m
15 m
30 m
45 m
60 m
MN
TN
-11.7°
Lawson
GARMIN
01/01/2010

Fig. 29, Fence outline for AMIS feature 84280 and location of AMIS features 84279 89874 89873 surrounded by a fence outlined by the track.

Page 28 of 35

Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

UTM NAD83
17 601100
17 601150
Kerr Lake Rd
Beaver Temisk Rd
LAWSON 89870F
LAWSON 89870E
LAWSON 89870C
SHAFT OPEN
Lawson 8986711
DSC00002
Lawson 89870
Lawson 89867
LAWSON 89870 OPEN SHAFT
DSC00016
LAWSON 89870D
LAWSON 89871F
DSC00014
305
Lawson 89872
WSON 89871B
TREE 1
TREE 2
17 T 5247550
17 T 5247500
17 T 5247450
17 601050
17 601100
17 601150
Lake
Beaver
Mill
Dynamite Island
Topo Canada v4
©2009 Garmin® Ltd. or its subsidiaries
©DMTI Spatial 2008
0 m
15 m
30 m
45 m
60 m
MN
TN
-11.7°
Lawson
GARMIN
01/01/2010

Fig. 30, Close up view of the central portion of the site with a clear view of the location of the Lawson Shaft

Page 29 of 35

Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Page 1

GARMIN.

LAWSON 89871T43:04 PM

Elevation Profile

320
315
310
305
300
295
Elevation (m)
0
50
100
150
200
250
300
350
383
Distance (m)

Index	Elevation	Leg Length	Leg Time	Leg Speed	Leg Course	Time	Position
1	317 m					09/08/2010 3:16:21 PM	17 T 601048 5247557
2	314 m	0 m	0:00:01	0 km/h	0.0° true	09/08/2010 3:16:22 PM	17 T 601048 5247557
3	316 m	0 m	0:00:05	0 km/h	0.0° true	09/08/2010 3:16:27 PM	17 T 601048 5247557
4	316 m	0 m	0:00:32	0.0 km/h	90.0° true	09/08/2010 3:16:59 PM	17 T 601048 5247557
5	315 m	1 m	0:00:11	0.2 km/h	164.6° true	09/08/2010 3:17:10 PM	17 T 601048 5247556
6	316 m	14 m	0:00:11	4 km/h	185.1° true	09/08/2010 3:17:21 PM	17 T 601048 5247543
7	315 m	7 m	0:00:06	4 km/h	196.6° true	09/08/2010 3:17:27 PM	17 T 601046 5247536
8	315 m	5 m	0:00:10	2 km/h	189.2° true	09/08/2010 3:17:37 PM	17 T 601045 5247531
9	316 m	4 m	0:00:04	4 km/h	193.7° true	09/08/2010 3:17:41 PM	17 T 601044 5247527
10	316 m	5 m	0:00:12	1.5 km/h	206.1° true	09/08/2010 3:17:53 PM	17 T 601042 5247523
11	316 m	2 m	0:00:02	3 km/h	105.5° true	09/08/2010 3:17:55 PM	17 T 601044 5247522
12	316 m	2 m	0:00:02	4 km/h	103.5° true	09/08/2010 3:17:57 PM	17 T 601046 5247522

Page 30 of 35

Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Ontario

MINISTRY OF NORTHERN DEVELOPMENT, MINES AND FORESTRY

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Mining Claim Dispositions
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Explanatory Notes

TENURE ATTRIBUTES

Tenure Type:	Lease	**Sub-TenureType:**	21 Year
Lease or Licence:	108043	**Tenure Rights:**	Mining and Surface Rights
Start Date:	2007-Jul-01	**Lease Expiry Date:**	2028-Jun-30

LAND ATTRIBUTES

Status:	Active	**Area in Hectares:**		7.851	
Township or Area:	GILLIES LIMIT (N.) formerly known as				
Description:	A50 (rec. as T47025) Mining Claim A 50 (recorded as T47025), being land and land under the water of Giroux Lake				
Location No:		**Section or Block No:**			
Survey Plan:		**Part on Plan:**		**CLM No:**	
Land Registry Office:	HAILEYBURY (TIMISKAMING)	**Parcel No:**	4607LTIM	**PIN No:**	61392-0139(LT)

Claim Numbers	Lot	Concession		Claim Numbers	Lot	Concession
A50				T47025		

OWNER ATTRIBUTES

Owner:	AGNICO-EAGLE MINES LIMITED

This information is provided as a public service, but we cannot guarantee that the information is current or accurate. Readers should verify the information before acting on it.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Ontario

MINISTRY OF NORTHERN DEVELOPMENT, MINES AND FORESTRY

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Mining Claim Dispositions
| Main Menu | Back |

Explanatory Notes

TENURE ATTRIBUTES

Tenure Type:	Lease	**Sub-TenureType:**	10 Year
Lease or Licence:	19628	**Tenure Rights:**	Mining and Surface Rights
Start Date:	2008-Oct-01	**Lease Expiry Date:**	2018-Sep-30

LAND ATTRIBUTES

Status:	Active	**Area in Hectares:**	12.626		
Township or Area:	GILLIES LIMIT (N.) formerly known as				
Description:	A51 (rec. as T25795) Mining Claim A51 (recorded as T25795), being land and land covered with the waters of part of Giroux Lake				
Location No:		**Section or Block No:**			
Survey Plan:		**Part on Plan:**		**CLM No:**	
Land Registry Office:	HAILEYBURY (TIMISKAMING)	**Parcel No:**	3190LTIM	**PIN No:**	61392-0140(LT)

Claim Numbers	Lot	Concession		Claim Numbers	Lot	Concession
A51				T25795		

OWNER ATTRIBUTES

Owner: AGNICO-EAGLE MINES LIMITED

This information is provided as a public service, but we cannot guarantee that the information is current or accurate. Readers should verify the information before acting on it.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Ontario

MINISTRY OF NORTHERN DEVELOPMENT, MINES AND FORESTRY

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Mining Claim Dispositions
| Main Menu | Back |

Explanatory Notes

TENURE ATTRIBUTES

Tenure Type:	Lease	**Sub-TenureType:**	10 Year
Lease or Licence:	18943	**Tenure Rights:**	Mining and Surface Rights
Start Date:	1998-Jan-01	**Lease Expiry Date:**	2007-Dec-31

LAND ATTRIBUTES

Status:	Active	**Area in Hectares:**	7.972
Township or Area:	GILLIES LIMIT (N.) formerly known as		
Description:	A93 (rec. as T25417)		
Location No:		**Section or Block No:**	
Survey Plan:		**Part on Plan:**	**CLM No:**
Land Registry Office:	HAILEYBURY (TIMISKAMING)	**Parcel No:** 3116LT	**PIN No:**

Claim Numbers	Lot	Concession		Claim Numbers	Lot	Concession
A93				T25417		

OWNER ATTRIBUTES

Owner:	AGNICO-EAGLE MINES LIMITED

This information is provided as a public service, but we cannot guarantee that the information is current or accurate. Readers should verify the information before acting on it.

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Mine Rehabilitation Inspection Report
Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

Ontario

MINISTRY OF NORTHERN DEVELOPMENT, MINES AND FORESTRY

Home | Mines and Minerals | Northern Development | News | Site Map | Contact Us

Mining Claim Dispositions
| Main Menu | Back |

Explanatory Notes

TENURE ATTRIBUTES

Tenure Type:	Lease	**Sub-TenureType:**	21 Year
Lease or Licence:	108044	**Tenure Rights:**	Mining and Surface Rights
Start Date:	2007-Jul-01	**Lease Expiry Date:**	2028-Jun-30

LAND ATTRIBUTES

Status:	Active	**Area in Hectares:**		16.187	
Township or Area:	COLEMAN				
Description:	T47030 SW PT of S PT BRO LOT 2 CON 4				
Location No:		**Section or Block No:**			
Survey Plan:		**Part on Plan:**		**CLM No:**	
Land Registry Office:	HAILEYBURY (TIMISKAMING)	**Parcel No:**	4610LT	**PIN No:**	61389-0047(LT)

Claim Numbers	Lot	Concession		Claim Numbers	Lot	Concession
T47030	02	04		*** End of Claim Numbers ***		

OWNER ATTRIBUTES

Owner:	AGNICO-EAGLE MINES LIMITED

This information is provided as a public service, but we cannot guarantee that the information is current or accurate. Readers should verify the information before acting on it.

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Compliance with O.R. 240/00, Schedule 1 – Mine Rehabilitation Code of Ontario

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MINISTRY OF NORTHERN DEVELOPMENT, MINES AND FORESTRY

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Mining Land Disposition Abstract

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